EXHIBIT 10.1

AGREEMENT

This Agreement made and entered into this 31st day of December, 2004 by and between

ADDEX PHARMACEUTICALS Ltd. , a company organised and existing under the laws of and having its registered office at 12, chemin des Aulx, 1228 Plan-les-Ouates, Geneva, Switzerland (hereinafter referred to as “ADDEX” or “a Party”)

and

ORTHO-MCNEIL PHARMACEUTICALS Inc, a company having its principle place of business at 1000 U.S. Route # 202, Raritan, New Jersey 08869-0602, USA. (hereinafter referred to as “OMP” or “a Party”)

WHEREAS, ADDEX has an on-going research program in the field of metabotropic G protein-coupled glutamate receptor 2 (hereinafter, mGlu2-R) and has developed certain hit compounds, know-how and patent applications in this field. In addition ADDEX possess technology related to assaying for and developing positive allosteric modulators and negative allosteric modulators for mGlu2-R;

WHEREAS, OMP has on-going research and development programs in the field of central nervous system and has developed certain know-how in this field. In addition, OMP possesses medicinal chemistry and other research, development and commercialization capabilities, as well as proprietary technology in a broad range of therapeutic fields;

Certain confidential information contained in this document, marked by brackets and asterisks, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

WHEREAS, OMP has a very large library of commercially valuable proprietary compounds in its control that OMP would like to screen with ADDEX’s assays to identify compounds that are positive allosteric modulators and negative allosteric modulators for mGlu2-R and could be developed into therapeutic compounds for the treatment of animals or humans;

WHEREAS, the Parties desire to engage in collaborative research and conduct a drug discovery program as generally described in the Research Program attached hereto as Appendix A and OMP will fund such efforts;

WHEREAS, if the research collaboration is successful, the resulting compounds may have a broad range of applications, such as but not limited to the therapeutic treatment and/or prevention of certain CNS disorders and diseases, such as, for example, cognition, anxiety, depression, schizophrenia and drug abuse; and

WHEREAS, the Parties are interested in such a collaborative research and development arrangement with OMP developing and commercializing compounds that act on mGlu2-R.

NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

Article 1:  DEFINITIONS

1.1                               “ADDEX Change of Control” means any transaction or series of related transactions in which a Major Health Care Company acquires or becomes the beneficial owner of (i) more than fifty-one percent (51%) of the outstanding voting securities of ADDEX or the surviving entity, whether by merger, consolidation, reorganization, tender offer or similar means, or (ii) all or substantially all of the assets of ADDEX.

1.2                               “ADDEX Know-How” shall mean all Information Controlled by ADDEX or its Affiliates which is necessary for the formulation, manufacture, use, development and/or regulatory approval of the Collaboration Compounds and/or Collaboration Products in the Field.

Certain confidential information contained in this document, marked by brackets and asterisks, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.3                               “ADDEX Patents” shall mean Patents which are Controlled by ADDEX or its Affiliates during the term of this Agreement which Patents contain method of use, method of manufacture or composition of matter claims covering Collaboration Compounds, including without limitation ADDEX Program Patents, and Joint Program Patents.

1.4                               “ADDEX Program Patent” shall mean a Program Patent which claims inventions solely invented by the employees of ADDEX or its Affiliates, or Third Parties with an obligation to assign to ADDEX, inventorship shall be determined under United States patent law, and such inventions shall be owned by ADDEX.

1.5                               “Affiliate” of a Party hereto shall mean any person, corporation, joint venture or business entity of such Party which, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Party, as the case may be. As used in this Section, “control” means the possession of the power to direct or cause the direction of the management and policies of an entity, through the ownership of more than fifty percent (50%) (or such lesser percent as may be the maximum that may be owned in accordance with the applicable laws) of the outstanding voting securities.

1.6                               “Agonist” shall mean a small molecule that activates mGlu2-R in absence of glutamate, but does not bind to the binding site of any Allosteric Modulator.

1.7                               “Agonist Compound” shall mean Collaboration Compound that is an Agonist and all its salts, esters, polymorphs, enantiomers, rotamers, hydrates, anhydrides and prodrugs.

1.8                               “Allosteric Modulator” shall mean a small molecule that reacts with or binds to a portion of mGlu2-R other than the binding site for glutamate and causes a change in the function of mGlu2-R in the presence of glutamate or an Agonist.

1.9                               “Antagonist” shall mean a small molecule that blocks or inhibits the activation of mGlu2-R.

1.10                        “Bulk Drug Substance” shall mean a Collaboration Compound in bulk form which, if appropriately formulated and finished, would constitute Collaboration Product.

1.11                        “Calendar Quarter” shall mean each one of four time periods in any calendar year comprising approximately a three-month period which will be determined in

Certain confidential information contained in this document, marked by brackets and asterisks, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

accordance with the Johnson & Johnson Universal Calendar. The 2005 Calendar is attached hereto as Appendix F. For any year during this Agreement after 2005, OMP will provide ADDEX with the then current Johnson & Johnson Universal Calendar as requested by ADDEX.

1.12                        “Calendar Year” shall mean a calendar year based on the J&J Universal Calendar for that year.

1.13                        “Co-Develop” shall mean the joint development of a Collaboration Compound as described in Article 3.7.

1.14                        “Collaboration Compound” shall mean, except as provided below, any composition of matter that (or, in the case of prodrugs, an active metabolite of which):

(a)                                 demonstrates in vitro activity as

(i)                                     an Agonist with [***] as determined by one of the Agonist Assays specified in Appendix B; or

(ii)                                  an Antagonist with [***] as determined by one of the Antagonist Assays specified in Appendix B; or

(iii)                               a Negative Allosteric Modulator with [***] or less as determined by one of the NAM Assays specified in Appendix B or

(iv)                              a Positive Allosteric Modulator with [***] or less as determined by one of the PAM Assays specified in Appendix B; and

(b)                                 either

(i)                                     first discovered, identified, synthesized or acquired by ADDEX or its Affiliate (in case ADDEX has extended its rights pursuant to Article 8.2) or on behalf of ADDEX or said Affiliate by a Third Party contractor having no property right in such composition of matter prior to the end of the Research Period, and is recognized by either Party to meet the condition of (a) hereof prior to the expiration of [***] months following the end of the Research Period; or

(ii)                                  is first discovered, identified, synthesized or acquired by OMP or its Affiliate (in case OMP has extended its rights pursuant to Article 8.2) or on behalf of OMP or said Affiliate by a

Certain confidential information contained in this document, marked by brackets and asterisks, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

Third Party contractor having no property right in such composition of matter during the Research Period and is recognized by either Party to meet the condition of (a) hereof prior to the expiration of [***] months following the end of the Research Period; or

(iii)                               is Jointly Invented by the parties described in subsection (i) and (ii) above during the Research Period and is recognized by either Party to meet the condition of (a) hereof prior to the expiration of [***] months following the end of the Research Period; or

(c)                                  [***] any issued claim of any unexpired Program Patent [***], or in a claim of a pending application for such a Program Patent (including such a claim of a PCT application [***]) to the extent that said claim is [***] and is [***], and as to which claim at least [***], whether or not [***].

Collaboration Compounds shall not include any composition of matter that as of the Effective Date a) [***]; b) [***]; or c) [***]. As used in this Article 1.14, the term “acquired” shall include the acquisition of absolute or contingent rights, such as rights under an option.

1.15                        “Collaboration Product” shall mean a Product containing a Collaboration Compound.

1.16                        “Combination Product” shall mean a Collaboration Product that contains a Collaboration Compound and one or more active ingredients in physical admixture, and/or a Collaboration Product in which a Collaboration Compound is contained separately but marketed as a unit with one or more other active ingredients.

1.17                        “Collaboration Tangible Research Product” shall mean any composition of matter or other tangible asset, including but not limited to compounds, natural products or fermentation broths and/or extracts or fractions thereof, immunoglobulin molecules, including active fragments thereof and monoclonal antibodies, cells and cell lines, DNA and RNA molecules, plasmids, proteins, peptides, receptors, receptor fragments, research tools, materials for use in screening methods and techniques, made or synthesized by either Party in the course of Research, or acquired by

Certain confidential information contained in this document, marked by brackets and asterisks, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

ADDEX in the course of the Research with funds provided by OMP under Article 2.4 as mutually agreed.

1.18                        “Control” or “Controlled” shall mean the right to grant a license or sublicense to intangible property rights (including patent rights, know-how and/or trade secret information), and the right to provide access to or cross-reference to regulatory filings and any thereto related raw data, in each case to the extent not in violation of the terms of any pre-existing agreement or other arrangement with any Third Party. “Control” or “Controlled” expressly includes the right of ownership, in whole or in part.

1.19                        “CTA” shall mean Clinical Trial Application filed with a regulatory agency with respect to development of a Product applicable in a Major European Country or other countries.

1.20                        “Date of First Sale” shall mean, on a country by country basis and product by product basis, the date on which each Collaboration Product is first sold in each country in the Territory by OMP, its Affiliate or its Sublicensee to a Third Party in a commercial arm’s length transaction. For the purpose of clarification of “product by product” used in this Agreement, Collaboration Products having the same Collaboration Compound as an active ingredient shall be deemed to be the same Collaboration Product regardless of difference in indications or formulations.

1.21                        “Development Costs” shall have such meaning as defined in Appendix D hereto

1.22                        “Development Program” shall mean the program for the Development, which will be set forth in Article 3.1 and following.

1.23                        “Development Program Patent” shall mean any Patent, other than a Program Patent, owned or Controlled by OMP (other than [***]) or ADDEX (or their Affiliates) having a priority date for the purpose of determining prior art before the expiration or termination of this Agreement, the invention of which was applied to a Collaboration Compound or Collaboration Product initially by the Party or with permission of the Party owning or controlling the Patent and the invention of which is used: (i) [***]; or (ii) [***]. Provided, however, Development Program Patent shall not include Patents covering [***].

1.24                        “Development Work” or “Development” shall mean all activities relating to obtaining Regulatory Approval of a Collaboration Compound and/or Collaboration

Certain confidential information contained in this document, marked by brackets and asterisks, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

Product in the Territory, and activities relating to developing the ability to manufacture and continue to manufacture a Collaboration Compound and/or Collaboration Product, for the Territory, including but not limited to pre-clinical testing, toxicology, formulation, bulk production, manufacturing process development, quality assurance and quality control technical support, pharmacokinetics, clinical studies, regulatory affairs and outside counsel regulatory legal services.

1.25                        “Early Stage Development” means the development activities that are conducted in connection with a Collaboration Compound during the period of time beginning on the date a Collaboration Compound’s Selection through the completion of [***] and ending at the start of [***].

1.26                        “Effective Date” shall mean the date first written above.

1.27                        “EMEA” shall mean the European Health Authorities including the European Medicines Evaluation Agency and the Committee for Medicinal Products for Human Use or any successor agency thereof or, to the extent the mutual recognition procedure is used for a Collaboration Product in the EU, any governmental authority having the authority to regulate the sale of medicinal or pharmaceutical products in any country of the EU.

1.28                        “Euros” shall mean the currency of the European Union.

1.29                        “FDA” shall mean the United States Food and Drug Administration or any successor agency thereof performing similar functions.

1.30                        “Field” shall mean any and all applications of Collaboration Compounds arid/or Collaboration Products for pharmaceutical use in humans and animals.

1.31                        “FTE” shall mean the equivalent of the work of one (1) scientific or clinical qualified person who is employed by either Party full time for one (1) calendar year to carry out work pursuant to the Research Program during the Research Period. It is understood that one FTE can be several individual persons each working part time but where the total work time equals one full time employee.

1.32                        “Information” shall mean information, exchanged between the Parties during the Research Period (including any extensions thereof as provide in Article 2.2), and which is developed or acquired independently by or on behalf of a Party or jointly by

Certain confidential information contained in this document, marked by brackets and asterisks, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

or on behalf of both Parties prior to the Effective Date or during the term of this Agreement, which is Controlled by a Party or its Affiliates, and which relates to Collaboration Compounds, Collaboration Products, Joint Non-collaboration Compounds or the Field, including but not limited to: (i) inventions, practices, methods, knowledge, know-how, skill, experience, test data including, pharmacological, toxicological, pre-clinical and clinical test data, analytical and quality control data, regulatory applications, marketing, pricing, distribution, sales and manufacturing data or descriptions regarding manufacturing processes, and (ii) compounds, chemical structures, assay results and formulations related thereto.

1.33                        “IND” shall mean an Investigational New Drug Application filed with the FDA or a corresponding application filed with a regulatory agency with respect to development of a Collaboration Compound or Collaboration Product.

1.34                        “Independent Product” shall have such meaning as set forth in Article 3.10.

1.35                        “OMP Know-How” shall mean all Information Controlled by OMP or its Affiliates which is necessary for the formulation, manufacture, use, development and/or regulatory approval of the Collaboration Compounds and/or Collaboration Products as developed and/or commercialized by OMP or its Affiliates in the Field.

1.36                        “OMP Library” shall mean that group of compounds at OMP or its Affiliates that potential targets are normally screened against in existence on the Effective Date.

1.37                        “OMP Patents” shall mean Patents which are Controlled by OMP or its Affiliates during the term of this Agreement which Patents contain method of use, method of manufacture or composition of matter claims covering a Collaboration Compound.

1.38                        “OMP Program Patent” shall mean a Program Patent which claims inventions solely invented by the employees of OMP or its Affiliates, or Third Parties with an obligation to assign to OMP, inventorship shall be determined under United States patent law and such inventions shall be owned by OMP.

1.39                        “JDC” shall mean the Joint Development Committee.

1.40                        “Joint Collaboration Compound” shall mean any and all Collaboration Compound (and know-how related thereto) which are Jointly Invented in accordance with the Research Program and during the Research Program and [***] months thereafter.

Certain confidential information contained in this document, marked by brackets and asterisks, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.41                        “Joint Non-collaboration Compound” shall mean any and all compositions of matter that are not Collaboration Compounds (and know-how related thereto) which are Jointly Invented, in accordance with the Research Program and during the Research Period and [***] months thereafter.

1.42                        “Joint Non-Collaboration Compound Patent” shall mean any Patent claiming a Joint Non-collaboration Compound.

1.43                        “Joint Invention” or “Jointly Invented” shall mean discoveries, inventions or improvements (whether or not patentable) of both 1) employees of ADDEX, or on behalf of ADDEX by its Third Party contractor who has assigned or owes a duty to assign beneficial ownership or a license to such discovery or invention to ADDEX; and 2) OMP (or an Affiliate of either), or on behalf of OMP (or an Affiliate of either) by its Third Party contractors who has assigned or owes a duty to assign beneficial ownership or a license to such discovery or invention to OMP, determined to be joint inventions under United States patent law

1.44                        “Joint Program Patent” shall mean any and all Program Patents that claim Joint Inventions made during the Research Program and [***] months thereafter.

1.45                        “JRC” shall mean the Joint Research Committee.

1.46                        “Late Stage Development” means the development activities that are conducted in connection with a Collaboration Compound during the period of time beginning on the date a Collaboration Compound enters [***] up until Regulatory Approval.

1.47                        “MAA” shall mean a Marketing Authorization Application submitted (and the submission of which has been accepted) with FDA in the United States or a corresponding application which has been submitted (and the submission of which has been accepted) with a regulatory agency either (i) under the centralized European system or (ii) in any European Country under the Mutual Recognition system, in each case for Product or (iii) with any other national government regulatory approval agency.

1.48                        “Major European Countries” shall mean the United Kingdom, Germany, France Spain and Italy.

1.49                        “Major Health Care Company” shall mean a Third Party pharmaceutical or biotechnology company (including a “group” within the meaning of Section 13(d)(3)

Certain confidential information contained in this document, marked by brackets and asterisks, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

of the Securities Exchange Act of 1934 but excluding OMP and any Affiliates) whereby (i) the worldwide net sales of human pharmaceutical products, including consumer over-the-counter pharmaceutical products, in the most recently completed fiscal year for which audited financial statements are publicly available at the time such Change of Control occurs, causes such company (or group) to rank within the top [***] companies as reported in such financial statements, or (ii) the worldwide net sales of human pharmaceutical products, including consumer over-the-counter pharmaceutical products, in the most recently completed fiscal year for which audited financial statements are publicly available at the time such Change of Control occurs, causes such company (or group) to rank outside the top [***] but within the top [***] companies as reported in such financial statements, or if such information is not publicly available, as appropriately provided by ADDEX and such company (or group) is known to be active in research and/or development and/or commercialisation of human pharmaceutical products, including consumer over-the-counter pharmaceutical products, in the central nervous system (CNS) therapeutic area .

1.50                        “Manufacturing Cost” shall mean the Manufacturing Costs of the Bulk Drug Substance calculated by methods generally used in the pharmaceutical industry. The Manufacturing Cost is composed of MATERIAL COSTS, DIRECT LABOR COSTS, OVERHEAD COSTS, and EQUIPMENT DEPRECIATION (further defined below).

(a)                                 MATERIAL COSTS — the actual acquisition costs of all materials that are physically identified and traceable as part of the Bulk Drug Substance or used in the manufacturing of the Bulk Drug Substance. If a Party, in accordance with the terms of this Agreement, subcontracts the manufacturing of the Bulk Drug Substance and purchases from such subcontractor the Bulk Drug Substances, the purchase price actually paid by the Party to such subcontractor for the Bulk Drug Substance as evidenced by the relevant invoices of such subcontractor shall be deemed MATERIAL COSTS.

(b)                                 DIRECT LABOR COSTS — the actual wages (hourly rate plus employee benefits) of all direct labor that can be traced specifically and exclusively to the Bulk Drug Substance.

Certain confidential information contained in this document, marked by brackets and asterisks, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

(c)                                  OVERHEAD COSTS the actual cost of specific activities that are not provided by direct labor and are performed at a frequency in direct correlation to the Bulk Drug Substance production and activities required in accordance with Good Manufacturing Practices.

(d)                                 EQUIPMENT DEPRECIATION — the amortization of the costs of machinery/equipment used in the manufacture of the Bulk Drug Substance calculated in accordance with generally accepted accounting practices. In instances where the machinery/equipment may be used by one or more products in addition to the Bulk Drug Substance, machine hours (or other reasonable driver) should be used to allocate the amortization among all the products including the Bulk Drug Substance. The allocation of amortization is based upon the Bulk Drug Substance’s percentage of capacity used over the total Potential Capacity for the Machinery/Equipment; provided, however, this shall not be the case if the machinery/equipment is solely dedicated to the manufacture of the Bulk Drug Substance in which case any idle capacity may be allocated to the Manufacturing Cost of the Bulk Drug Substance. As used herein, “Potential Capacity for the Machinery/Equipment” means the average hours used for other machinery/equipment in the Party’s facility.

In no event shall OVERHEAD COST combined with EQUIPMENT DEPRECIATION exceed [***] of MATERIAL COSTS combined with DIRECT LABOR COSTS. This cap will only apply for [***].

1.51                        “Negative Allosteric Modulator” shall mean an Allosteric Modulator that reduces or inhibits the activity of mGlu2-R in the presence of glutamate.

1.52                        “NAM Compound” shall mean a Collaboration Compound that is a Negative Allosteric Modulator or an Antagonist and all its salts, esters, polymorphs, enantiomers, rotamers, hydrates, anhydrides and prodrugs.

1.53                        “NAM Field” shall mean the use of NAM Compounds and/or Collaboration Products made therefrom for pharmaceutical use in humans in the treatment of [***].

Certain confidential information contained in this document, marked by brackets and asterisks, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.54                        “Net Sales” shall mean (1) with respect to Collaboration Product other than Combination Product, the amount invoiced by a Party, its Affiliates or Sublicensees for sales of Collaboration Products to a Third Party in the Territory less estimates which will be adjusted to actual on a periodic basis of: (i) discounts, including cash discounts, discounts to managed care or similar organizations or government organizations, rebates paid, credit, accrued or actually taken, including government rebates such as Medicaid chargebacks or rebates, and retroactive price reductions or allowances actually allowed or granted from the billed amount, and commercially reasonable and customary fees paid to distributors (other than to a distributor that is an Affiliate of such Party), (ii) credits or allowances actually granted upon claims, rejections or returns of such sales of Products, including recalls, regardless of such Party requesting such recalls, (iii) taxes, duties or other governmental charges levied on or measured by the billing amount when included in billing, as adjusted for rebates, charge-backs, and refunds, and (iv) freight, postage, shipping and insurance charges paid for delivery of such Collaborations Products, to the extent billed; or (2) with respect to Combination Product, the gross invoice price of such Combination Product sold by such Party, its Affiliates or Sublicensees billed to independent customers, less all the allowances, adjustments, reductions, discounts, taxes, duties, rebates or other items referred to in Article 1.54 (1) above multiplied by a fraction, the numerator of which shall be the average invoice price per gram of Collaboration Compound contained in the most comparable stock keeping unit of any product having such Collaboration Compound as the sole active ingredient during the applicable royalty accounting period in the applicable country, when such comparable product is sold for the same indication as such Combination Product and the denominator of which shall be the average invoice price per gram of the Collaboration Compound sold alone as described immediately above plus the average invoice price(s) per gram of the other active ingredient(s) contained in such Combination Product in such country during the applicable royalty accounting period when such active ingredients are sold alone for the same indication as such Combination Product. If there is no average invoice price per gram in a given country for one or more of the active ingredients comprising a Combination Product, the Parties shall discuss in good faith and agree separately on the Net Sales with respect to such Combination Product, taking medical effects and general prices of other active ingredients into account; or (3) in the event of the sale or other disposal for value of Collaboration Product other than in a bona fide arm’s-length transaction exclusively for money that sale or other disposal for value shall be deemed to constitute a sale at the then current relevant open market price for the Collaboration

Certain confidential information contained in this document, marked by brackets and asterisks, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

Product in the country where such sale or other disposal took place. If the open market price of the Collaboration Product in such country is not reasonably ascertainable then such price shall be based on the price or value (as determined on an arm’s-length basis) of the goods and/or services provided in exchange for the supply of such Collaboration Product in the country. For the avoidance of doubt, distribution of Collaboration Product for, or use of Collaboration Product in, clinical or pre-clinical trials shall not give rise to any deemed sale under this definition.

1.55                        “Non -Collaboration Compound” shall mean a Compound synthesized by ADDEX and/or OMP in the course of the Research that is not a Collaboration Compound.

1.56                        “PAM Compound” shall mean a Collaboration Compound that is a Positive Allosteric Modulator and all its salts, esters, polymorphs, enantiomers, rotamers, hydrates, anhydrides and prodrugs

1.57                        “PAM/Agonist Field” shall mean the use of a PAM Compounds, Agonist Compounds and/or Collaboration Products made therefrom for pharmaceutical use in humans in the treatment of [***].

1.58                        “Patent” shall mean issued Letters Patent, including any extension, supplemental protection certification, registration, confirmation, reissue, continuation, divisional, continuation-in-part, re-examination or renewal thereof, and pending applications for Letters Patent including without limitation, inventors’ certificates and foreign counterparts to any of the foregoing.

1.59                        “Phase I Studies” shall mean that portion of the clinical development program which provides for the first introduction into humans of a Product including small scale clinical studies conducted in healthy volunteers or patients to get information on Product safety, as more fully defined in 21 C.F.R. 312.21(a).

1.60                        “Phase II Studies” shall mean that portion of the clinical development program which provides for initial trials of a Product on limited numbers of patients for the purpose of determining dose and evaluating safety and efficacy in the proposed therapeutic indication more fully defined in 21 C.F.R. 312.21(b).

1.61                        “Phase IIA Studies” shall mean that portion of the clinical development program that provides for the initial trials of a Product on a limited number of patients for the purpose of determining whether the Product affects a marker or indicator of pharmacological or clinical activity in the proposed therapeutic indication.

Certain confidential information contained in this document, marked by brackets and asterisks, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.62                        “Phase IIB Studies” shall mean that portion of the clinical development program that provides for the definitive, well controlled clinical trials of a Product in patients for the purpose of determining the safe and effective dose range in the proposed therapeutic indication, as more fully described in 21 C.F.R. § 312.21(b).

1.63                        “Phase III Studies” shall mean that portion of the clinical development program which provides for large scale clinical studies conducted in a sufficient number of patients to establish Product clinical efficacy for one or more indications and its safety, as more fully defined in 21 C.F.R. § 312.21(c).

1.64                        “Positive Allosteric Modulator” shall mean an Allosteric Modulator that potentiates or enhances the activity of mGlu2-R in the presence of glutamate.

1.65                        “Pre-Phase I” shall mean that portion of the Development Program that starts with the selection of a Collaboration Compound for Development by OMP into a Collaboration Product or the beginning of toxicological studies related to such Collaboration Compound. Pre-Phase I includes, but is not limited to, toxicological, pharmacological and any other studies, the results of which are required for filing IND, as well as Collaboration Product formulation and manufacturing development necessary to obtain the permission of regulatory authorities to begin and continue subsequent human clinical testing. Toxicology as used in this definition means full-scale toxicology using “Good Laboratory Practices” for obtaining approval from a regulatory authority to administer the Collaboration Product to humans. This toxicology is distinguished from initial dose range finding toxicology, which usually includes a single and repeated dose ranging study in two species with less than half of the animals required by the FDA, an Ames test and a related chromosome test.

1.66                        “Product” shall mean any form or dosage of a composition of matter for pharmaceutical use in humans.

1.67                        “Program Patent” shall mean any Patent, the subject of which is an invention (i) that was conceived and reduced to practice by OMP or ADDEX (or an Affiliate of either) or by a Third Party under a contract with OMP or ADDEX (or an Affiliates of either) including Jointly Invented Patents, in the course of the Research, or their respective work in connection with the discovery identification and synthesis of Collaboration Compounds during the [***] month period following the Research Period and (ii) that comprises a Collaboration Compound or a formulation, method of use or method of manufacture thereof. Regardless of the above, Program Patent

Certain confidential information contained in this document, marked by brackets and asterisks, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

specifically includes the ADDEX Patents listed in Appendix II and worldwide equivalents thereof.

1.68                        “Regulatory Approval” shall mean all official approvals by government, pricing or health authorities in a country (or supra-national organizations, such as the EMEA) which are required for first use in sale, including, importation, manufacture (where manufacture is required), acceptable pricing or reimbursement of a pharmaceutical product in such country where required.

1.69                        “Research” shall mean all work performed by the Parties or on their behalf directed towards or in connection with the discovery, identification and synthesis of Collaboration Compounds during the Research Period.

1.70                        “Research Period” shall mean the period commencing on the Effective Date and ending on the first to occur of (i) termination of this Agreement by either Party under Article 15 below; or (ii) subject to extension under Article 2.2, two (2) years after the Effective Date.

1.71                        “Research Program” shall mean the program attached hereto as Appendix A as may be amended from time to time in accordance with Article 2.3.

1.72                        “Second Indication” shall mean an indication for a Collaboration Product that requires a new filing with the regulatory authority for the treatment of a disorder not listed in the originally submitted MAA and does not include filing for different dosage sizes, or reformulations of the Collaboration Product for the first indication in the originally submitted MAA such as with different excipients or drug delivery profiles (e.g. extended release, etc.).

1.73                        “Selection” shall mean the selection of a Collaboration Compound for further Development as provided in Article 2.8.

1.74                        “Sublicensee” shall mean a Third Party to whom a Party grants a sublicense to develop and commercialise a Collaboration Product in accordance with Article 8 hereof It is understood that a Third Party distributor to whom OMP grants the right to promote and sell a Collaboration Product in accordance with its then current normal business practices is not a Sublicensee.

1.75                        “Tax” or “Taxes” shall be as defined in Article 10.3.6.

Certain confidential information contained in this document, marked by brackets and asterisks, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.76                        “Territory” shall mean all countries in the world.

1.77                        “Third Party” shall mean any entity other than ADDEX or OMP, excepting Affiliates of either.

1.78                        “Trademark” shall mean the trademark that shall be used for the marketing of the Product in the Territory.

1.79                        “Valid Claim” shall mean a claim of an issued, unexpired patent within a Patent or a claim being prosecuted in a pending application within a Patent. A claim of an issued, unexpired patent shall be presumed to be valid unless and until it has been held to be invalid by a final judgment of a court of competent jurisdiction from which no appeal can be or is taken. For the purpose of royalty determination and payment, any claim being prosecuted in a pending patent application shall be deemed to be the equivalent of a Valid Claim of an issued, unexpired patent, provided it is not anticipated or pending for greater than [***] in which case it shall cease being a Valid Claim until the patent issues.

Article 2:  RESEARCH

2.1                               Collaborative Research Program.  As from the Effective Date, ADDEX and OMP, by themselves or through their Affiliates or on behalf of OMP by Johnson & Johnson Pharmaceutical Research and Development, a division of JANSSEN Pharmaceutica N.V., will each conduct their part of the Research, in accordance with the Research Program, on a collaborative basis with a goal of discovering, identifying and synthesizing Collaboration Compounds that are suitable for development into Collaboration Products. To facilitate the Research ADDEX will transfer within [***] calendar days of the Effective Date to OMP any cells, cell-lines, research tools or materials necessary performing the screening assays described in Appendix B. The initial Research Program shall be mutually agreed upon between the Parties and attached hereto as Appendix A. Parties acknowledge that the initial primary focus of the Research Program is to identify Collaboration Compounds with potential for treatment or prevention of diseases and disabilities related to the central nervous system. However Parties equally acknowledge that mGlu2-R may play an important role with respect to other diseases and disabilities than those related to the central nervous system. Hence, Parties acknowledge that the eventual Development of a Collaboration Compound may include other indications

Certain confidential information contained in this document, marked by brackets and asterisks, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

than diseases and disabilities related to the central nervous system. Any amendments to the Research Program shall be made through the JRC in accordance with the provisions of Article 2.3 hereafter.

2.2                               Duration. The Research shall run for an initial term of two (2) years from the Effective Date. After such initial term it may be extended [***] if Parties mutually agree thereto in writing. It shall be discussed and agreed in the JRC as to when both Parties shall complete (such completion at the latest upon the end of the Research Period) synthesis of new compounds.

2.3                               The JRC and NAM and PAM Operational Teams. Parties will establish the JRC promptly after the Effective Date. The JRC shall consist of at least [***] representatives from each Party. In addition to the specific responsibilities expressly recited in this Agreement, the JRC shall be responsible for the over-all co-ordination and management of the Research on a strategic level, to exchange information, to review completed Research activities, to select Collaboration Compounds for further development and oversee the activities of the Operational Teams in performance of the Research Program. The Operational Teams shall consist of a NAM Operational Team and a PAM Operational Team. The NAM and PAM Operational Teams shall also have [***] representatives from each Party. The NAM and PAM Operational Teams shall oversee and manage the day-to-day collaboration activities directed respectively to the development of NAM Compounds on the one hand and PAM Compounds and Agonist Compounds on the other under the Research Program. Either Party may through the JRC suggest modifications to the Research Program. Any changes will be appended to Appendix A attached hereto. The Parties will decide on the frequency and modalities of the meetings. Irrespective of the number of representatives, each Party will represent one consolidated vote in JRC and in the NAM and PAM Operational Teams. The JRC and in the NAM and PAM Operational Teams shall decide by consensus. The representatives in the JRC and in the NAM and PAM Operational Teams may be the same physical persons. If the NAM or PAM Operational Teams fail to reach a unanimous decision on any matter before either team the matter shall be escalated to the JRC. If the JRC fails to reach a unanimous decision on any matter before it, the matter shall be escalated to the CEO of ADDEX and [***] or any successor thereto, who will have authority to act on behalf of OMP in such matters. If they are not able to agree after negotiation in good faith, the matter shall be resolved consistent with OMP’s position and is not subject to the provisions of Article 18 hereof.

Certain confidential information contained in this document, marked by brackets and asterisks, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

However, notwithstanding the foregoing, any decision by the JRC relating to [***] shall require the mutual agreement of both Parties in the event that the change [***] (such as but not limited to [***]).

2.4                               ADDEX Research Efforts.

(a)                                 ADDEX agrees to commit to the Research such efforts and resources as are specified in the Research Program during the Research Period, to maintain and utilize the scientific staff laboratories, offices and other facilities consistent with such undertaking, and to reasonably cooperate with OMP in the conduct of the Research and to use reasonable efforts consistent with its normal business practices to carry out its commitments and obligations undertaken in conducting Research. ADDEX agrees that, during the first year of the Research Period, ADDEX shall dedicate [***] FTEs to the Research, and during the second year of the Research Period ADDEX shall dedicate [***] FTEs to the Research.

(b)                                 OMP agrees to fund the Research at ADDEX at the rate specified below through the end of the Research Period. Such funding shall be provided in four equal quarterly instalments during each Calendar Year payable in advance on the first day of each Calendar Quarter, provided however, that the first payment for the first Calendar Year shall be due and payable within [***] calendar days from the Effective Date. Any payment for a portion of a Calendar Quarter shall also be made on such pro rata basis. The funding rates shall be as follows:

(i)                                     for the first Calendar Year of the Research Period, the funding shall be at the rate of [***], per quarter;

(ii)                                  for the second Calendar Year of the Research Period, the funding shall be at the rate of [***], per quarter;

Provided however, that upon mutual agreement of the Parties the number of FTEs that ADDEX is performing Research with may be increased beyond the number provided in Article 2.4 (a) during the first and second Calendar Year of the Research Period and during any extensions of the Research Period under Article 2.2 above, at the rate of [***], per year per additional FTEs which will be indexed for inflation in Switzerland after the Research Period. All funds provided by OMP under this Article 2.4 shall be used by ADDEX in the conduct of Research. ADDEX shall provide OMP with

Certain confidential information contained in this document, marked by brackets and asterisks, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

appropriate invoices in Euros for any and all of the payments to be made under this Article 2.4(b) and all such payments shall be made by OMP in Euros.

2.5                               OMP Research Efforts. OMP agrees to commit to the Research such efforts and resources as are specified in the Research Program during the Research Period and agrees to maintain and utilize the scientific staff laboratories, offices and other facilities consistent with such undertaking, and to reasonably cooperate with ADDEX in the conduct of the Research and to use reasonable efforts consistent with its normal business practices to carry out its commitments and obligations undertaken in conducting Research. In any event, OMP shall during the Research Period dedicate a minimum of [***] FTEs to the Research Program for each Calendar Year.

2.6                               Exchange of Information. The Parties shall make reasonable efforts to make available and disclose to each other all Information known by OMP or ADDEX as of the Effective Date and at any time on or before the end of the Research Period. Such efforts shall include reasonable efforts to disclose discoveries or invention made by either Party in the course of Research, including but not limited to Information regarding compounds synthesized or discovered, initial leads, activities of leads, derivatives, and results, with significant discoveries being communicated as soon as possible after such Information is obtained or its significance is appreciated. Such disclosure shall take place under the provisions of Article 14 (“Confidentiality”). Each Party will use reasonable efforts consistent with its normal business practices not to communicate information to the other which has no application to the Research or Research Program. Each Party will provide the other with raw data for work carried out in the course of the Research to the extent reasonably requested by the other Party.

2.7                               Compound Design, Synthesis and Testing. It is the intent of both Parties to design, synthesize and test compounds to determine their activity as Allosteric Modulators, Agonists, and/or Antagonists of mGlu2-R in accordance with the Research Program. The Research Program will amongst other things define the types of scaffolds that will be further explored and synthesized by either Party. It is the intention that all compounds newly synthesized in accordance with the Research Program will be [***] either [***] or [***]. Each Party shall make available to the other Party sufficient amounts of Collaboration Tangible Research Products to reasonably allow

Certain confidential information contained in this document, marked by brackets and asterisks, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

the other Party to complete Research employing the same as required by the Research Program. As to certain ADDEX originated compounds, it is understood that a certain amount of research work has been done by ADDEX as of the Effective Date, and that the Research Program shall, with respect to such ADDEX originated compounds, include further research work, to be done by Parties in due course after the Effective Date in accordance with the Research Program.

It is understood that Parties may also test certain compounds for mGlu2-R activity, which have been synthesized prior to the Effective Date hereof and such compounds shall be designated as Collaboration Compounds when the minimum in vitro activity as defined in Article 1.14 (a) has been reached.

The respective responsibilities of the Parties with respect to Research will be further specified in the Research Program.

2.8                               Selection of Collaboration Compounds for Development. The Selection of Collaboration Compounds for Development during the term of this Agreement will be discussed by the JRC, but any decision on Selection will be made by OMP. OMP shall base its decision on certain distinct criteria set forth in the Research Program and other considerations such as but not limited to data on the profile of competing compounds of Third Parties (hereafter “Selection Criteria”). Parties acknowledge that the Selection Criteria may be subject to such changes as, OMP, in its discretion, deems necessary in order to take into account new data and novel scientific insights.

During the Research Period (and any extension thereof under Article 2.2) and [***] thereafter, OMP shall have the exclusive right and responsibility to select [***] from the Collaboration Compound(s) for Development. OMP shall not unreasonably delay Selection of [***] for Development if it meets all Selection Criteria set forth above. Thereafter, as long as [***], OMP shall have the exclusive right, but not the obligation, to select other back-up PAM Compounds or Agonist Compounds from the Collaboration Compounds for Development and commercialization and as long as [***], OMP shall have the exclusive right, but not the obligation, to select other back-up NAM Compounds from the Collaboration Compounds for Development and commercialization. For the purpose of the sentence directly preceding this one, “[***]” means [***]. If on the first day following [***] months after the Research Period (and any extension thereof under Article 2.2), OMP has not selected for Development at least one Collaboration Compound, subject to Articles 3.5.2 and

Certain confidential information contained in this document, marked by brackets and asterisks, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

3.5.3 ADDEX shall have the right to seek an election of remedies by OMP as provided in Articles 3.5.4.

2.9                               Reporting. Parties will regularly report to each other on the progress of their respective parts of the Research in such form and with such frequency as to be mutually agreed upon. In any event the NAM and PAM Operational Teams will meet [***] to discuss the Research activities and developments. These meetings may be in person or by teleconference. Written minutes of these meeting will be kept by the Parties on an alternating basis unless otherwise mutually agreed in writing. [***] a written report shall be prepared presenting a meaningful summary of the Research accomplished under this Agreement.

2.10                        Collaboration Tangible Research Products. The Collaboration Tangible Research Products supplied under this Agreement must be used with prudence and appropriate caution in any experimental work because not all of their characteristics may be known. Except as expressly set forth herein, THE Collaboration Tangible Research Products ARE PROVIDED “AS IS” AND WITHOUT ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR ANY PARTICULAR PURPOSE OR EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT ANY WARRANTY THAT THE USE OF THE MATERIALS WILL NOT INFRINGE OR VIOLATE ANY PATENT OR OTHER PROPRIETARY RIGHTS OF ANY THIRD PARTY.

2.11                        Exclusive use of Non-collaboration Compounds. During the Research Period and for [***] months thereafter Non-collaboration Compounds shall be used exclusively by the Parties solely to develop and discover Collaboration Compounds.

2.12                        Return of Non-collaboration Compounds.

Within [***] months of the end of the Research Period the Parties shall take the following steps:

2.12.1                                      Each Party shall return to the other Party all Non-collaboration Compounds invented, owned or Controlled by the other Party and cease performing Research on the other Party’s proprietary Non-collaboration Compounds.

2.12.2                                      Joint Non-collaboration Compound shall be the joint property of the Parties and to the extent possible the physical samples of such Joint Non-collaboration Compounds shall be equally divided by the Party in

Certain confidential information contained in this document, marked by brackets and asterisks, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

possession and one-half thereof shall be promptly provided to the other Party. Both Parties shall retain any and all rights that they initially had to such Non-collaboration Compounds and such Non-collaboration Compounds may be used for any purpose. The Parties shall have a world-wide non-exclusive license to make, have made, use, distribute, develop, export, import, formulate, package, offer for sale and sell under Joint Non-collaboration Compounds Patents in any field with the right to sublicense

2.13                        Failure of the Research. If at the end of the Research Period no Collaboration Compounds have been discovered or identified by the Parties there shall be no obligation to make a Selection any Collaboration Compound and this Agreement shall terminate as provided in Article 15.2. If at the end of the Research Period no PAM Compounds or Agonist Compounds are discovered or identified there shall be no obligation to make a Selection of a PAM Compound or Agonist Compound and certain obligations and rights of the Parties shall be terminated as provided in Article 15.3.2. If at the end of the Research Period no NAM Compounds are discovered or identified there shall be no obligation to make a Selection of a NAM Compound and certain obligations and rights of the Parties shall be terminated as provided in Article 15.3.1.

Article 3:  DEVELOPMENT

3.1                               Joint Development. Promptly after the Selection of [***] in accordance with Article 2.8, OMP shall start to carry out or have carried out under its sole responsibility the Development of such Collaboration Compound into a Collaboration Product through Phases I, II and III Studies up to and including the filing in Territory of the MAA for such Collaboration Product in accordance with Development Program(s) corresponding to each indication of each Collaboration Product. Such Development Program, including Development schedules, shall be designed by OMP and discussed with ADDEX through the JDC following Selection of a Collaboration Compound for Development. For clarification, after discussion and in the event of a disagreement, OMP shall have the final say on all aspects of Development, including, indication, dose, formulation, morphology, trial design, trial schedule, manufacturing scale-up, etc., except as provided in Articles 3.6 (as described in Article 3.4) and Article 3.7.

Certain confidential information contained in this document, marked by brackets and asterisks, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

3.2                               Registration of Products. OMP shall be fully responsible for undertaking the compilation and submission of all necessary data information, documents and INDs, CTAs and MAAs relating to the Collaboration Compound and/or Collaboration Product obtained by OMP from ADDEX and/or through the conduct of the Development Work in a format acceptable to the applicable health authorities of the Territory, including but not limited to the FDA and the EMEA, required to obtain Regulatory Approval for the Collaboration Compound and/or Collaboration Product. OMP shall solely own all INDs, CTAs, MAAs, and Regulatory Approvals in the Territory. In the event that ADDEX is developing a Collaboration Compound pursuant to Article 3.6 ADDEX shall undertake this obligations, with respect to such Collaboration Compound, while ADDEX, its Affiliates or Sublicensee is developing such Collaboration Compound.

3.3                               ADDEX’s responsibilities. Parties may agree that certain specific tasks under the Development Program shall be carried out by ADDEX in accordance with the Development Program.

ADDEX shall provide to OMP any Information that ADDEX may have and OMP needs for inclusion into any MAA and in support of OMP’s attempt to obtain, maintain and renew Regulatory Approval of Collaboration Compound and/or Collaboration Product. Reports of studies conducted by ADDEX that are intended to be included as such in any MAA, will be provided in a format that allows direct inclusion in accordance with standard of FDA or other regulatory authority. In the event that ADDEX is developing a Collaboration Compound under Article 3.6 OMP shall have the same obligation to provide such Information as ADDEX has under this Article.

3.4                               The JDC. Promptly upon the Selection of a Collaboration Compound for Development by OMP, ADDEX and OMP shall each appoint [***] representatives (unless otherwise mutually agreed) to serve as members of the JDC. The JDC shall generally review and comment on the Development in Territory. In any event, the representatives of each Party may be changed from time to time at the discretion of that Party upon written notification by the Party making such change to the other. The JDC will meet on [***] basis (unless decided otherwise) and will decide on the manner and place of its meetings (including, if appropriate, video conferencing). Notwithstanding the existence of the JDC and its comments and suggestions, OMP has the final say regarding Development for any and all Collaboration Compounds

Certain confidential information contained in this document, marked by brackets and asterisks, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

that OMP is developing. The NAM Operational Team shall cease to exist on the [***] for the first NAM Compound. The PAM Operational Team shall cease to exist on the [***] for the first PAM Compound or Agonist Compound. When both the NAM Operational Team and PAM Operational Teams cease to exist the JDC shall cease to exist. In the event that ADDEX has taken a Collaboration Compound in Development pursuant to Article 3.6 hereof, OMP shall be entitled, but not obligated to request that a new JDC would be established that will have the same duties as set forth in this Article 3.4 for such Collaboration Compound where OMP shall have [***] representative and where ADDEX shall always have the final say. The OMP representative may be a person with an alliance management function. The JDC for such Collaboration Compounds shall cease to exist on the [***] for such Collaboration Compound under Development by ADDEX.

3.5                               Diligence.

3.5.1                                             In carrying out the Development and in seeking Regulatory Approval, OMP agrees to use such commercially reasonable and diligent efforts as are commensurate with the level of time, effort and funding expended by OMP on other projects at a similar stage of development, with a target market of a similar size, patient population and importance, and as otherwise consistent with its overall business strategy. OMP does not in any way represent or warrant that a Collaboration Compound hereunder shall be the only compound that OMP will at the same time develop or commercialize for identical or similar therapeutic uses. Without limitation to the foregoing, non-achievement of the following development milestones within the Time to Complete set forth below shall be an objective measure of OMP’s non-performance for the time periods specified:

Milestones	Time to Complete

[***]	[***]

OMP shall promptly notify ADDEX upon the accomplishment of each of the foregoing Milestones.

3.5.2                                             If, notwithstanding OMP’s exercise of the efforts recited in Article 3.5.1 above, OMP is unable to meet or anticipates that it may not be able to make a Selection or to meet any of the Milestones within the Time to

Certain confidential information contained in this document, marked by brackets and asterisks, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

Complete set forth above, OMP shall have the right to request an extension for such Milestone(s), which shall not be unreasonably refused. Without limitation, the following shall be examples of instances in which OMP shall be entitled to such extension: [***], to the extent that [***].

In addition, Parties recognize that OMP may, after discussion with the JDC, need to discontinue the Development of a Collaboration Compound for reasons outside its reasonable control, in which case the following shall apply, depending on the stage of Development:

(i)                                     If OMP prior to [***] OMP has initiated [***] of a Collaboration Compound and such Collaboration Compound fails during such studies, for reasons outside of OMP’s reasonable control, then the time periods set forth in Article 3.5.1 above shall be extended for a period [***]

(ii)                                  If OMP initiates [***] with respect to a Collaboration Compound and such Collaboration Compound fails [***], for reasons outside of OMP’s reasonable control, the time periods specified in Article 3.5.1 above shall be extended for a period [***];

3.5.3                                             If the Parties disagree as to whether OMP is entitled to an extension of the time to make a Selection under Article 2.8 or to the Time to Complete as set forth in 3.5.2 above for any Milestone specified in 3.5.1 above, or whether or not OMP is complying with its obligations under 3.5.1 above, then, upon the written request by either Party, such matter shall be resolved in accordance with Article 18. However, notwithstanding any other provision of Article 18 and Appendix C, the mediation procedure of Section 1.1 of Appendix C shall not apply. Moreover the arbitration shall be concluded within [***] calendar days after the Panel of Arbitrators has been appointed in accordance with Section 1.2 of Appendix C, and the time periods recited in Appendix C shall be reset accordingly to achieve the [***] day completion date. Subsection (c) of Section 1.2 of Appendix C shall not apply. As circumstances may warrant the Parties will seek arbitrators with appropriate commercial and technical backgrounds to resolve disputes under this Article.

Certain confidential information contained in this document, marked by brackets and asterisks, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

3.5.4                                             In the event that OMP or its Affiliate or Sublicensee in charge of Early Stage Development of a Collaboration Compound fails to make a Selection or achieve the Milestones set forth in Article 3.5.1 within the Times to Complete with respect to [***] with any applicable extensions under Article 3.5.2 and any disputes of the fact having been resolved under Article 3.5.3 and determine that OMP or its Affiliate or Sublicensee did not comply with its obligations under Article 3.5.1, then OMP shall have [***] calendar days to provide a written election which at its sole discretion of the two remedies set forth below in Articles 3.6 and 3.7 to offer ADDEX, provided, however, these remedies shall not be available to ADDEX if [***]. If OMP fails to elect within said [***] days, ADDEX shall have the right to elect which of the two remedies set forth below in Articles 3.6 and 3.7 that ADDEX wishes to pursue. If neither Party elects to elect a remedy, then OMP’s failure of diligence under Article 3.5.1 shall be waived and OMP will have the right to proceed with the development of the Collaboration Compound that gave rise to the failure of diligence or replacement thereto subject to the diligence requirements of Article 3.5. The remedies provided by Article 3.6 and Article 3.7 [***] and such failure [***]

3.5.5                                             [***] OMP’s diligence obligation shall [***]

3.6                               Remedies in case OMP does not Develop Diligently Option 1. If OMP elects this option as provided in Article 3.5.4, then under the circumstances specified below ADDEX shall have the rights set forth therein:

[***]

3.6.1                                             In the event that OMP or its Affiliate or Sublicensee fails [***], ADDEX shall be entitled to give written notice [***]. ADDEX shall have the exclusive right [***] calendar days after giving such notice to [***]. If OMP believes that [***], OMP shall send a written notice to that effect to ADDEX. Upon receipt of such written notice the running of said [***] day period shall be tolled. The Parties shall promptly meet to discuss the matter in good faith and determine whether or not [***]. If Parties cannot agree on said matter within a reasonable period of time, it shall be resolved in accordance with Article 18 hereof.

[***] pursuant to this provision shall be subject to [***] and [***].

Certain confidential information contained in this document, marked by brackets and asterisks, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

3.6.2                                             Provided that [***]; ADDEX shall be entitled to give written notice to OMP [***]. ADDEX shall have the exclusive right [***] calendar days after giving such notice to [***]. If OMP believes that [***], as the case may be, OMP shall send a written notice to that effect to ADDEX. Upon receipt of such written notice the running of said [***] day period shall be tolled. The Parties shall promptly meet to discuss the matter in good faith and determine whether or not [***]. If Parties cannot agree on said matter within a reasonable period of time, it shall be resolved in accordance with Article 18 hereof.

[***] pursuant to this provision shall be subject to [***] and [***]

3.6.3                                             Provided that [***]; ADDEX shall be entitled to give written notice to OMP [***]. ADDEX shall have the exclusive right [***] calendar days after giving such notice to [***]. If OMP believes that [***], as the case may be, OMP shall send a written notice to that effect to ADDEX. Upon receipt of such written notice the running of said [***] day period shall be tolled. The Parties shall promptly meet to discuss the matter in good faith and determine [***].

[***] pursuant to this provision shall be subject to [***] and [***].

3.6.4                                             Disputes between the Parties under Articles 3.6.1, 3.6.2, and 3.6.3 shall be settled by Arbitration as is provided in Article 3.5.3.

[***]

3.6.5                                             In the event that OMP or its Affiliate or Sublicensee in charge of Development of [***] fails to [***] and any disputes of the fact having been resolved [***] and determining that OMP or its Affiliate or Sublicensee did not comply with its obligations [***], and OMP provides written notice to ADDEX that it has elected to provide this remedy to ADDEX, ADDEX shall be entitled to give written notice to OMP [***], provided however, ADDEX shall not have the right to give such notice if [***]. ADDEX shall have the exclusive right [***] calendar days after giving such notice to [***], subject to [***]. [***] pursuant to this provision shall be subject to [***] and [***].

Certain confidential information contained in this document, marked by brackets and asterisks, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

3.6.6                                             In the event that OMP or its Affiliate or Sublicensee in charge of Development of a [***] fails to [***] and any disputes of the fact having been resolved [***] and determining that OMP or its Affiliate or Sublicensee did not comply with its obligations [***] and OMP provides written notice to ADDEX that it has elected to provide this remedy to ADDEX, ADDEX shall be entitled to give written notice to OMP [***], provided however, ADDEX shall not have the right to give such notice if [***]. ADDEX shall have the exclusive right [***] calendar days after giving such notice to [***]. [***] pursuant to this provision shall be subject to [***] and [***]

3.6.7                                             To be effective, any notice provided by ADDEX under this Article 3.6 must be given within [***] calendar days after the date on which such notice can first be given.

3.6.8                                             If [***] and [***] or [***], then [***] shall [***] and [***] develop the Collaboration Compound that gave rise to the failure of diligence or replacements thereto subject to [***].

3.6.9                                             Notwithstanding the foregoing provisions ADDEX shall not have the right to [***].

3.7                               Remedies in case OMP does not Develop Diligently Option 2. If OMP elects this option as provided in Article 3.5.4, then ADDEX shall be entitled to [***]. For the avoidance of doubt, in the event ADDEX exercises its right to [***], OMP shall retain its right to [***]. ADDEX shall have [***] calendar days from notification of OMP election to provide this remedy to confirm in writing that ADDEX wishes to pursue this remedy.

If ADDEX [***] pursuant to this Article 3.7, [***], ADDEX shall [***] and ADDEX shall [***]. OMP shall [***] such Collaboration Compound.

[***] under which ADDEX [***]. Within [***] calendar days of the end of each month during which [***], each Party shall [***]. The Parties shall [***] within [***] calendar days of the end of such month, [***], within [***] calendar days of [***]. Each Party shall [***].

Certain confidential information contained in this document, marked by brackets and asterisks, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

If [***] and [***] or [***], then [***] shall [***] and [***] develop the Collaboration Compound that gave rise to the failure of diligence or replacements thereto subject to [***].

3.8                               Right to Reacquire Development Rights. If [***], ADDEX shall notify OMP in writing [***], as the case may be [***]. If OMP agrees to further discuss the further development of such Collaboration Compound OMP shall notify ADDEX in writing within [***] calendar days. If OMP notifies ADDEX within said [***] calendar days, ADDEX shall [***], as the case may be, of such Collaboration Compound. OMP shall have a total of [***] calendar days from [***], to elect whether to reacquire said Collaboration Compound. If OMP elects in writing to further develop such Collaboration Compound and/or Collaboration Products made therewith, OMP shall [***]. ADDEX shall [***]. ADDEX shall, [***]. Thereafter OMP shall [***].

Within [***] calendar days from such election OMP shall pay ADDEX (i) all milestones that had accrued on such Collaboration Compound that were not previously paid by OMP and (ii) ADDEX’s invoice for the Development Cost determined as provided in Article 4.4, that ADDEX incurred in developing such Collaboration Compound from the point at which ADDEX took over development of such Collaboration Compound. Such payment to be made within [***] calendar days of receipt of the relevant invoice and the supportive documents by such method of payment as agreed upon.

3.9                               [***] set forth in this Article 3.6 and 3.7 shall [***]

3.10                        Independent Product. In the event that OMP does not agree to further discuss the further development of such Collaboration Compound or upon review of the detailed written description of the Collaboration Compound decides not to further develop such Collaboration Compound, ADDEX shall be free to develop, commercialise and market such Collaboration Compound (which shall become an “Independent Product”). In the event that OMP is developing, commercialising or marketing a Collaboration Compound and/or Collaboration Product then ADDEX shall be granted a license as provided in Article 8.5 with no further obligation to OMP, other than an obligation to pay OMP a royalty as provided in Article 9.4. In the event that OMP is not developing, commercialising or marketing a Collaboration Compound and/or Collaboration Product then this Agreement shall terminate as provided in Article 15.5. This provision shall survive termination of this Agreement.

Certain confidential information contained in this document, marked by brackets and asterisks, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

Article 4:  DEVELOPMENT FUNDING.

4.1                               OMP Funding. For Collaboration Compounds that OMP Develops, OMP shall bear all cost and expenses incurred for the Development of such Collaboration Compound and/or Collaboration Product except as provided in Articles 3.6 and 3.7.

4.2                               For the purpose of [***], when [***], each Party shall maintain records of all internal and out-of-pocket expenses incurred by such Party for the Development of such Collaboration Compound and/or Collaboration Product in accordance with the provisions of Appendix D hereto (“Development Costs”). These Development Costs shall be the basis of determining that [***].

4.3                               For the purposes of [***] in the event that [***], ADDEX shall maintain records of all internal and out-of-pocket expenses incurred by ADDEX for the Development of such Collaboration Compound and/or Collaboration Product in accordance with the provisions of Appendix D hereto (“Development Costs”).

4.4                               If OMP decides to exercises its right to re-acquire a Collaboration Compound under Article 3.8, ADDEX shall be entitled to payment of [***] times the total of the Development Costs set forth under Article 4.3 above and OMP shall reimburse ADDEX for the same. Invoices therefore will be made up in US Dollars and will be sent with supportive documents.

4.5                               If the Parties are proceeding under [***], Development Costs shall be the basis of determining that [***]. For the avoidance of doubt, if as a consequence of the [***], such amount shall [***]. The same shall apply in case [***]. Invoices therefore will be made up in US Dollars and will be sent with supportive documents.

Article 5:  COMMERCIALIZATION

5.1                               Diligence.  OMP agrees that it shall use its reasonable efforts to market Collaboration Product that it Develops in the Territory consistent with its efforts expended on other of its products of similar commercial importance in such country, and consistent with sound commercial practices applied in the pharmaceutical industry. Notwithstanding the generality of the foregoing, as from the moment OMP has obtained Regulatory Approval for Collaboration Product and has effectively launched Collaboration Product in all of the following countries, OMP shall have no

Certain confidential information contained in this document, marked by brackets and asterisks, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

further obligations (but shall retain all rights) to commercialise Collaboration Product in any other countries:

[***]

OMP does not in any way represent or warrant that Collaboration Product shall be the only Product that OMP will at the same time commercialise for identical or similar therapeutic uses.

5.2                               Pricing, Pricing Approvals and Product Distribution. OMP shall set all prices for all Collaboration Products in the Territory, shall obtain for Products pricing approvals as may be required, shall be responsible for distribution of each Collaboration Product in the Territory and shall record all sales for Collaboration Products in the Territory.

Article 6:  MANUFACTURE AND SUPPLY OF BULK DRUG SUBSTANCE

6.1                               Bulk Drug Substance and Product supply by OMP. Except as otherwise expressly set forth in Article 6.2 hereafter, OMP shall be solely responsible for the development, manufacture and supply of the entire requirement of Bulk Drug Substance of all Collaboration Compound(s) and of finished pharmaceutical formulations of all Product(s) both for Development and commercialisation purposes, either by itself or through a Third Party designated by OMP.

6.2                               Transfer of Manufacture and Supply. In the event that ADDEX takes over the Development of a Collaboration Compound under Article 3.6, ADDEX shall, either by itself or through a Third Party designated by ADDEX, assume sole responsibility for the development, manufacture and supply of the entire requirement of Bulk Drug Substance of any such Collaboration Compound and of finished pharmaceutical formulations of any such Product for Development and commercialisation purposes. ADDEX shall not enter into any arrangements with any Third Party designated by ADDEX for the manufacture and supply of such Bulk Drug Substance or finished pharmaceutical formulations, whereby binding commitments are made for the purchase of quantities beyond the requirements for [***]. In the event OMP reacquires rights to such Collaboration Compounds under Article 3.8, OMP shall again assume sole responsibility for the development, manufacture and supply, either by itself or through a Third Party designated by OMP, of the entire requirement of

Certain confidential information contained in this document, marked by brackets and asterisks, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

Bulk Drug Substance of all Collaboration Compound(s) and of finished pharmaceutical formulations of all Product(s) both for Development and commercialisation. In the event that OMP does not exercise its option to reacquires rights to such Collaboration Compounds under Article 3.8, ADDEX shall remain solely responsible for the development, manufacture and supply, either by itself or through a Third Party designated by ADDEX, of the entire requirement of Bulk Drug Substance the relevant Collaboration Compound and of finished pharmaceutical formulations of the relevant Independent Product for Development and commercialisation purposes.

6.3                               In the event of a transfer of manufacturing and supply responsibility from one Party (the “first Party”) to the other Party (the “Second Party”), pursuant to Article 6.2 above, the first Party shall, if so requested by the second Party, promptly transfer to the second Party (i) any and all regulatory filings and approvals and manufacturing data in Control of the first Party that the second Party may reasonable require to take over the manufacture and supply as well as (ii) any quantities of Bulk Drug Substance and finished pharmaceutical product, including clinical trial drug, that the first Party may have in its possession at the moment of transfer. The transfer of Bulk Drug Substance and finished pharmaceutical product shall be made against payment of documented Manufacturing Cost without mark-up. Parties will discuss in good faith a temporary continued supply of clinical trial drug from the first Party if so requested by the second Party and as reasonably required to ensure a smooth transfer of clinical trials. The transfer of regulatory filings and approvals and manufacturing data shall be made free of cost.

Article 7:  OWNERSHIP OF RESULTS

7.1                               Each Party shall remain the sole owner of its Information that it has brought into the collaboration contemplated hereunder and the other Party shall have no rights therein, except as provided in Article 8 (“Licenses”) hereof. OMP shall in any event remain the owner of compounds in the OMP Library.

7.2                               Any and all Collaboration Compounds (and Information relating thereto) which were not identified and/or covered by a claim of a ADDEX Patent or of OMP Patent as of the Effective Date of this Agreement, and discovered, identified, synthesized or acquired by employees of ADDEX or its Affiliate and/or by employees of OMP or

Certain confidential information contained in this document, marked by brackets and asterisks, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

its Affiliate or on behalf of ADDEX and/or OMP (and/or an Affiliate of either) by its Third Party contractor having no property right in such composition of matter, in the course of the Research after the Effective Date or during the [***] months period following the end of the Research Period, shall be owned by the Party who invented the same, notwithstanding otherwise provided herein (as determined by US patent law). The Parties will execute Assignments to the extent necessary to comply with this Article 7.2.

7.3                               Collaboration Compounds shall in all aspects in this Agreement be considered shared Information of both Parties, provided, however, ownership of Program Patents shall belong to the Party or Parties who invented the same.

7.4                               Any findings related to new uses of a Collaboration Compound and/or Collaboration Product discovered in the course of the Development, shall be solely owned by OMP if such findings are discovered solely by OMP, its Affiliate and/or its Sublicensee, or jointly owned by the Parties if such findings are discovered jointly by the Parties (and/or Affiliates and/or Sublicensees of both), or solely owned by ADDEX if such findings are discovered solely by ADDEX, its Affiliate and/or its Sublicensee.

Article 8:  LICENSES

8.1                               Grant.

8.1.1                                             Product. ADDEX hereby grants to OMP an exclusive (except as provided in Article 8.5) royalty-bearing license to use, distribute, develop, make, have made, export, import, formulate, package, offer for sale and sell Collaboration Compounds and/or Collaboration Products in the Territory for use within the Field under ADDEX Patents and ADDEX Know-How.

8.1.2                                             Research. ADDEX grants to OMP a nonexclusive, paid-up, worldwide license, with no right to grant sublicenses except to Affiliates, under ADDEX Patents, Joint Non-collaboration Patents and ADDEX Know-How to conduct research in the Field for the purpose of this Agreement. OMP grants to ADDEX a nonexclusive, paid-up, worldwide license, with no right to grant sublicenses except to Affiliates, under OMP Patents, Joint Non-collaboration Patents and OMP Know-How to conduct research in the Field for the purpose of this Agreement during the Research Period.

Certain confidential information contained in this document, marked by brackets and asterisks, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

8.2                               Sublicense to Affiliates. Each Party shall have the right to sublicense its rights under the license granted under Article 8.1 hereof to one or more of its Affiliates, provided, that such Party shall (a) retain control over that portion of Development Work which such Affiliate is performing and (b) remain responsible to the other Party for such Affiliate’s compliance with all obligations under this Agreement which apply to such Affiliate.

8.3                               Sublicense. OMP may grant a sublicense under the licenses granted under Article 8.1.1 and 8.1.2 hereof to non-Affiliate Third Parties upon ADDEX’s prior written approval (which approval shall not be unreasonably withheld). Notwithstanding the foregoing, it is understood that OMP shall be entitled to sublicense its rights hereunder to promote and sell product to the Third Party distributors that it would normally use in line with its then current business practices, on a country by country basis, without obtaining ADDEX’s approval therefor. OMP shall provide ADDEX, at ADDEX’s request, with a list of all such Third Party distributors who are selling Collaboration Product. OMP shall (a) retain control over that portion of Development Work which such Sublicensee is performing and (b) remain responsible to ADDEX for such Sublicensee’s compliance with all obligations for development and/or commercialisation under this Agreement which apply to such Sublicensee.

8.4                               Nonexclusive Information Cross License. Subject to the provisions of Article 14 (“Confidentiality”), ADDEX hereby grants OMP a non-exclusive, paid-up, world-wide license to use Information of ADDEX according to provisions of this Agreement. Such license shall include the right to grant sublicense to Affiliates. Subject to the provisions of Article 14 (“Confidentiality”), OMP hereby grants ADDEX a non-exclusive, paid-up, world-wide license to use Information of OMP according to provisions of this Agreement. Such license shall include the right to grant sublicense to Affiliates.

8.5                               Grant of License to Collaboration Compounds Being Developed by ADDEX.  After the Research Period, only if ADDEX is developing a Collaboration Compound pursuant to 3.6.1, 3.6.2, 3.6.3, 3.6.5, 3.6.6 and 3.10, the following license shall be granted with the following field limitations because of the previous and continued sharing of Information by the Parties on the Collaboration Compound being developed by OMP:

Certain confidential information contained in this document, marked by brackets and asterisks, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

8.5.1                                             If OMP is diligently developing, commercialising or marketing a PAM Compound or Agonist Compound,

(a)                                 OMP hereby grants to ADDEX an exclusive royalty-bearing sublicense under ADDEX Program Patents and ADDEX Know-How to use, distribute, develop, make, have made, export, import, formulate, package, offer for sale and sell NAM Compounds and/or Collaboration Products made therefrom in the Territory for use within the NAM Field subject to a higher royalty provided in Article 9.4 outside the NAM Field under

(b)                                 OMP hereby grants to ADDEX an exclusive royalty bearing license with the right to sublicense to make, have made, use, distribute, develop, export, import, offer for sale and sell one (1) NAM Compound actually synthesized during the Research Period under OMP Program Patents and Joint Program Patents in the Territory for use in all indications in the NAM Field, provided however, if such NAM compound should fail in its development ADDEX shall be entitled to replace such failed NAM Compounds from such group of all NAM Compounds actually synthesized during the Research Period with a first replacement NAM Compound thereafter, should the first replacement NAM Compound fail in its development, ADDEX has the right to a second replacement NAM Compound from such group of all NAM Compounds actually synthesized during the Research Period, no further replacement compounds shall be available under this grant. Provided, however, that ADDEX must diligently develop such Collaboration Compounds as provided in 3.5 (however an additional year shall be added to the Time to Complete for commencing Phase I for the first Collaboration Compound pursued under this provision). Failure to exercise diligence shall cause the grant to the OMP Program Patents and Joint Program Patents to lapse.

8.5.2                                             If OMP is diligently developing, commercialising or marketing a NAM Compound,

(a)                                 OMP hereby grants to ADDEX an exclusive royalty-bearing license ADDEX Program Patents and ADDEX Know-How to use, distribute, develop, make, have made, export, import, formulate, package, offer for sale and sell PAM Compounds or Agonist Compounds and/or

Certain confidential information contained in this document, marked by brackets and asterisks, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

Collaboration Products made therefrom in the Territory for use within the PAM Field and subject to a higher royalty provided in Article 9.4 outside the PAM Field.

(b)                                 OMP hereby grants to ADDEX an exclusive royalty bearing license with the right to sublicense to make, have made, use, distribute, develop, export, import, offer for sale and sell one (1) PAM Compound or Agonist Compound actually synthesized during the Research Period under OMP Program Patents and Joint Program Patents in the Territory for use in all indications in the PAM Field, provided however, if such PAM compound or Agonist Compound should fail in its development ADDEX shall be entitled to replace such failed PAM Compounds or Agonist Compounds from such group of all PAM Compounds or Agonist Compounds actually synthesized during the Research Period with a first replacement PAM Compound or Agonist Compound thereafter, should the first replacement PAM Compound or Agonist Compound fail in its development, ADDEX has the right to a second replacement PAM Compound or Agonist Compound from such group of all PAM Compounds or Agonist Compounds actually synthesized during the Research Period thereafter, no further replacement compounds shall be available under this grant. Provided, however, that ADDEX must diligently develop such Collaboration Compounds as provided in 3.5 (however an additional year shall be added to the Time to Complete for commencing Phase I for the first Collaboration Compound pursued under this provision). Failure to exercise diligence shall cause the grant to the OMP Program Patents and Joint Program Patents to lapse.

8.5.3                                             In the event that ADDEX in Late Stage Development wants to develop an indication outside the NAM Field or the PAM/Agonist Field for a Collaboration Product under Article 8.5.1 (b) or 8.5.2 (b), ADDEX shall request in writing OMP’s permission to pursue such indication, which request OMP shall not unreasonably withhold or delay. However, OMP may reasonably withhold permission, for among other reasons, if OMP is actively developing a Collaboration Compound for such indication or with respect to such indication OMP has specific plans to commence

Certain confidential information contained in this document, marked by brackets and asterisks, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

Development in the foreseeable future or which the JDC is considering as a potential candidate for Development in the foreseeable future.

8.5.4                                             OMP grants, under Article 8.5 subject to the limitations in Articles 8.5.2 and 8.5.3, ADDEX an exclusive license to undertake Early Stage Development of 1) PAM Compounds or Agonist Compounds and Collaboration Products made therefrom; and 2) NAM Compounds and Collaboration Products made therefrom in any indication provided that such clinical studies are completed and reported to OMP in accordance with Section 3.8 prior to the expiry of OMP’s rights under Section 3.8 and OMP shall have the same ninety (90) calendar days period to review such results and make its election. In the event that ADDEX desire more time to complete a Phase I or Phase IIA Study it can in its sole discretion extend the timelines in Article 3.8 to allow for completion of the relevant study and reporting to OMP.

8.5.5                                             If OMP ceases to develop, commercialize or market Collaborations Compounds, this Agreement shall be terminated as provided in Article 15.5.

Article 9:  ROYALTIES AND MILESTONE PAYMENTS

9.1                               Initial and Milestone Payments. In consideration of the license granted by ADDEX to OMP hereunder and upon the terms and conditions contained herein, OMP shall pay to ADDEX the following amounts:

9.1.1                                             [***] within [***] calendar days of the Effective Date;

9.1.2                                             Milestones for PAM Compound or Agonist Compounds

(a)                                 [***] for only the first Collaboration Product containing a PAM Compound or Agonist Compound upon treatment with such Collaboration Product of the [***];

(b)                                 [***] for only the first Collaboration Product containing a PAM Compound or Agonist Compound upon treatment with such Collaboration Product of the [***];

Certain confidential information contained in this document, marked by brackets and asterisks, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

(c)                                  [***] for only the first Collaboration Product containing a PAM Compound or Agonist Compound upon [***];

(d)                                 [***] for only the first Collaboration Product containing a PAM Compound or Agonist Compound upon [***];

(e)                                  [***] for only the first Collaboration Product containing a PAM Compound or Agonist Compound upon [***];

(f)                                   [***] for only the first Collaboration Product containing a PAM Compound or Agonist Compound upon [***];

(g)                                  [***] upon [***] a Collaboration Product containing a PAM Compound or Agonist Compound [***];

(h)                                 [***] upon [***] a Collaboration Product containing a PAM Compound or Agonist Compound [***];

(i)                                     [***] upon [***] a Collaboration Product containing a PAM Compound or Agonist Compound [***];

(j)                                    [***] upon [***] a Collaboration Product containing a PAM Compound or Agonist Compound [***];

(k)                                 [***] upon [***] a Collaboration Product containing a PAM Compound or Agonist Compound [***];

(l)                                     [***] upon [***] a Collaboration Product containing a PAM Compound or Agonist Compound [***];

(m)                             [***] upon [***] a Collaboration Product containing a PAM Compound or Agonist Compound [***];

(n)                                 [***] upon [***] a Collaboration Product containing a PAM Compound or Agonist Compound [***];

(o)                                 [***] upon [***] a Collaboration Product containing a PAM Compound or Agonist Compound [***];

9.1.3                                             Milestones for NAM Compounds

(a)                                 [***] for only the first Collaboration Product containing a NAM Compound upon [***];

(b)                                 [***] for only the first Collaboration Product containing a NAM Compound upon [***];

(c)                                  [***] for only the first Collaboration Product containing a NAM Compound upon [***];

(d)                                 [***] for only the first Collaboration Product containing a NAM Compound upon [***];

Certain confidential information contained in this document, marked by brackets and asterisks, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

(e)                                  [***] for only the first Collaboration Product containing a NAM Compound upon [***]

(f)                                   [***] for only the first Collaboration Product containing a NAM Compound upon [***];

(g)                                  [***];

(h)                                 [***] upon [***] a Collaboration Product containing a NAM Compound [***];

(i)                                     [***] upon [***] a Collaboration Product containing a NAM Compound [***];

(j)                                    [***] upon [***] a Collaboration Product containing a NAM Compound [***];

(k)                                 [***] upon [***] a Collaboration Product containing a NAM Compound [***];

(l)                                     [***] upon [***] a Collaboration Product containing a NAM Compound [***];

(m)                             [***] upon [***] a Collaboration Product containing a NAM Compound [***];

(n)                                 [***] upon [***] Collaboration Product containing a NAM Compound [***];

(o)                                 [***] upon [***] a Collaboration Product containing a NAM Compound [***];

OMP shall notify ADDEX in writing within [***] calendar days upon the achievement of each milestone excluding 9.1.1. Each milestone payment shall be payable in Euros within [***] calendar days from the achievement of such milestone. ADDEX shall provide OMP with an appropriate invoice in Euros for each payment. With respect to the milestones set forth in subsections [***] of Articles 9.1.2 and 9.1.3 above, each milestone payment shall be payable only upon the initial achievement of such milestone and no amount shall be due with respect to subsequent or repeated achievement of such a milestone, whether for additional indications, for different formulations of a Collaboration Product, for a replacement Collaboration Product, for a second generation Collaboration Product, for a Combination Product, or otherwise. However a replacement Collaboration Product or a second generation Collaboration Product [***] or [***], will again trigger payments set forth in Articles 9.1.2 and 9.1.3 subsections [***] above if and when such Collaboration Product achieves such milestones. However, a Collaboration Product shall be subject to only one payment [***], so that [***] shall not trigger

Certain confidential information contained in this document, marked by brackets and asterisks, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

any additional payments for such Collaboration Product. For the avoidance of doubt if a Collaboration Product contains a Collaboration Compound would qualify as both a 1) PAM Compound or Agonist Compound: and 2) NAM Compound such Collaboration Product shall be subject only to one set of the milestones either under 9.1.2 or 9.1.3, based on the major activity of the compounds as determined in assays in Appendix B.

9.2                               Royalties; Duration and Reduction.

9.2.1                                             Royalties

a) In addition to the milestones recited in Article 9.1 above and in consideration of the licenses granted to OMP by ADDEX pursuant to Article 8 above, OMP shall pay to ADDEX a royalty equal to the following percentage of Net Sales of Collaboration Product sold hereunder by OMP, its Affiliates and Sublicensees during the period set forth in Subsection b) below.

Collaboration Products containing a PAM Compound or Agonist Compound		Collaboration Products containing Compound
[***]	%	[***]	%

For the avoidance of doubt if a Collaboration Product contains a Collaboration Compound would qualify as both 1) a PAM Compound or Agonist Compound; and 2) a NAM Compound such Collaboration Product shall be subject only to one royalty provided a Collaboration Product containing a PAM Compound or Agonist Compound. There will be no royalty stacking. Royalty will be determined as based upon the major activity of the compounds as determined in assays in Appendix B.

b) Royalties shall be paid in respect of the total Net Sales of a given Collaboration Product inclusive of all indications and all formulations, on a country by country basis and on a product by product basis, for a period commencing on the Date of First Sale and ending upon the latest of the expiration of (i) twelve (12) years from the Date of First Sale of a Collaboration Product in a given country or (ii) the last to expire ADDEX Patent containing a Valid Claim covering composition of matter of

Certain confidential information contained in this document, marked by brackets and asterisks, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

Collaboration Compound comprised in a Collaboration Product sold by OMP, its Affiliates or Sublicensees in such country.

c) If at any time during which Royalties are being paid, (i) a Third Party other than Sublicensee of OMP commences selling the Product containing the same compound as Collaboration Compound contained in such Collaboration Product in a country where no ADDEX Patent or OMP Patent exists with an enforceable Valid Claim on the Collaboration Compound and (ii) such unlicensed unit sales amount to [***] or more of OMP’s (and/or its Affiliate’s and/or its Sublicensee’s) unit sales in units of the Collaboration Product in such country in the same period, the royalty applied in such country in such period shall be reduced by [***], such reduction shall apply as long as the unlicensed unit sales amount to [***] or more of OMP’s (and/or its Affiliate’s and/or its Sublicensee’s) unit sales in units of the Collaboration Product in such country in the same period. For the convenience of calculating such reduced royalty and for the purpose of determining the applicable royalty rates from the Table set forth in subsection (a), [***] of the Net Sales of the Collaboration Product in such country in such period shall be deemed total Net Sales of the Collaboration Product in such country in such period. For purposes of this subsection (c) “unlicensed unit sales” and “OMP’s (and/or its Affiliate’s and/or its Sublicensee’s) unit sales” shall be deemed to mean the grams of Collaboration Compound contained in the Third Party product (irrespective of dosage form) or the Collaboration Product (irrespective of dosage form), respectively, as reflected on the label of each such unit; and (ii) unlicensed unit sales shall be determined by the sales reports of IMS America Ltd. of Plymouth Meeting, Pennsylvania (“MS”) or where applicable its non-US affiliate or any successor to IMS or any other independent market auditing firm selected by OMP, its Affiliate or its Sublicensees and reasonably acceptable to ADDEX. If OMP is entitled to a royalty reduction based on unlicensed unit sales pursuant to this subsection (c) for any royalty period, it, its Affiliates or its Sublicensees shall submit the sales report of IMS or such other independent firm, as applicable, for the relevant royalty period to ADDEX, together with OMP’s, its Affiliates’ or its Sublicensees’ sales report for the relevant royalty period.

Certain confidential information contained in this document, marked by brackets and asterisks, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

Such sales reports for each royalty accounting period in which OMP is entitled to such royalty reduction shall be submitted with the royalty report for such royalty accounting period submitted pursuant to Article 10.1.

9.3                               Accrual of Royalties. No royalties shall be payable on sales among OMP, its Affiliates and Sublicensees, but royalties shall be payable on subsequent sales by OMP, its Affiliates or Sublicensees to an independent Third Party. No royalties shall be payable on Phase I Studies, Phase II Studies or Phase III Studies to obtain the initial approval of a Collaboration Product or Collaboration Product used in studies to obtain approval of a Second Indication.

9.4                               ADDEX Independent Products Payments. ADDEX shall pay to OMP a royalty on Independent Products equal to the greater of:

9.4.1                                             In the event that ADDEX, its Affiliates or Sublicensees would commercialize by itself or through a Third Party an Independent Product comprising a Collaboration Compound [***], then, in consideration of OMP’s contribution to the Research, ADDEX shall pay OMP a royalty equal to (i) [***] of Net Sales of such Independent Product that was [***] or (ii) [***] of Net sales of such Independent Product that was [***] sold by ADDEX, its Affiliates and/or Sublicensees during a period of either (i) [***] years from Date of First Sale of such Independent Product on a country-by-country basis or (ii) on a country by country basis until the last to expire Joint Program Patent or OMP Program Patent containing a Valid Claim covering [***] a Collaboration Product, whichever is longer.

9.4.2                                             In the event that ADDEX, its Affiliates or Sublicensee would commercialize by itself or through a Third Party an Independent Product containing a Collaboration Compound [***], while OMP, its Affiliates or Sublicensee is Developing, commercializing or marketing a Collaboration Product, then, an additional royalty of [***] shall be added to the royalty rate provided in 9.4.1 (i) and 9.4.1 (ii) on the total of Net Sales if such Independent Product receives Regulatory Approval for and is sold outside the NAM Field or PAM/Agonist Field of Collaboration Products.

Certain confidential information contained in this document, marked by brackets and asterisks, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

9.4.3                                             In the event that ADDEX, its Affiliates or Sublicensee would commercialize by itself or through a Third Party an Independent Product containing a Collaboration Compound [***], while OMP, its Affiliates or Sublicensee is Developing, commercializing or marketing a Collaboration Product, then, in consideration of OMP’s contribution to the Research, ADDEX shall pay OMP a royalty equal to [***] of the total of Net Sales of such Independent Product if such Independent Product receives Regulatory Approval and is sold by ADDEX, its Affiliates and Sublicensee outside of the NAM Field or PAM/Agonist Field. Said obligation to pay royalties shall apply for a period of either (i) twelve (12) years from Date of First Sale of such Independent Product on a country-by-country basis or (ii) on a country by country basis until last to expire ADDEX Program Patent containing a Valid Claim covering composition of matter of Collaboration Compound contained in a Collaboration Product whichever is longer.

For the purpose of this Article 9.4 the Net Sales of such Independent Product will be calculated in accordance with the definition of Article 1.54. For these royalties ADDEX shall have the same rights and obligations as OMP to comply with Article 9, 10, 11 and 12 and OMP shall have the same rights and obligations granted to ADDEX under such Articles 9, 10, 11 and 12 with respect to such royalties. In the event that OMP ceases to develop, commercialize or market a Collaboration Compound, the obligation to pay royalties under Article 9.4.3 shall terminate.

9.5                               Aggregate Reduction. In no event shall the royalties payable to ADDEX, totally or in any calendar year, on a country by country basis, be reduced by more than [***] of the total amount OMP would have paid without any reduction.

Article 10:  PAYMENTS AND ACCOUNTING

10.1                        Royalty Reports and Records.

Within [***] calendar days after the end of each Calendar Quarter for which royalty fees are payable by OMP to ADDEX with respect to Net Sales in the Territory pursuant to Article 9.2, OMP shall submit to ADDEX a report, on a country by country basis, providing in reasonable detail an accounting of all Net Sales

Certain confidential information contained in this document, marked by brackets and asterisks, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

(including an accounting of all unit sales of Product) made during such calendar quarter and the calculation of such applicable royalty fees under Section 9.2. Within [***] calendar days after submission of such report, OMP shall pay ADDEX all royalties payable by it under Article 9.2 as indicated in the report by wire transfer. OMP will pay ADDEX royalties on Net Sales of each Product invoiced by OMP, its Affiliates and its sub-licensees at the rates shown in Article 9.2 above.

10.2                        Right to Audit. Each Party, its Affiliates and Sublicensees shall keep or cause to be kept complete and accurate records which are relevant to any payment to be made under this agreement, including without limitation, records on Net Sales, Development Cost and manufacturing costs.

At the request and expense of either Party, the other Party, its Affiliates and its Sublicensees shall permit an independent certified public accountant (or equivalent) appointed by such Party and reasonably acceptable to the other Party, at reasonable times and upon reasonable notice, to examine such records as may be necessary to determine, with respect to any Year ending not more than [***] Years prior to such Party’s request, the correctness or completeness of any report or payment made under this Agreement.

The foregoing right of review may be exercised only [***]. Results of any such examination shall be (a) limited to information relating to Product, (b) made available to both Parties. The Party requesting the audit shall bear the expenses of such independent certified public accountant related to the performance of any such audit, unless such audit discloses a variance to the detriment of the auditing Party of more than [***] from the amount of the original report, or payment calculation. In such case, the Party being audited shall bear the full cost of the performance of such audit.

If such audit reveals that the audited Party, its Affiliate or Sublicensee has failed to accurately report information, and the result was underpayment, the relevant Party shall promptly pay any amounts due to the inspecting Party together with interest on such amount, calculated from the date accruable at a rate of [***]. In the event of overpayment, any royalty shall be fully creditable against amount payable in subsequent periods.

Audit Disagreement. If there is a dispute between the Parties related to GAAP compliance following any audit performed pursuant to this Section 10.2, either Party may refer the issue (an “Audit Disagreement”) to an independent certified public

Certain confidential information contained in this document, marked by brackets and asterisks, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

accountant for resolution. In the event an Audit Disagreement is submitted for resolution by either Party, the Parties shall comply with the following procedures:

(i)                                     The Party submitting the Audit Disagreement for resolution shall provide written notice to the other Party that it is invoking the procedures of this Section.

(ii)                                  Within [***] calendar days of the giving such notice, the Parties shall jointly select a recognized international accounting firm to act as an independent expert to resolve such Audit Disagreement.

(iii)                               The Audit Disagreement submitted for resolution shall be described by the Parties to the independent expert, which description may be in written or oral form, within [***] calendar days of the selection of such independent expert.

(iv)                              The independent expert shall render a decision on the matter as soon as practicable.

(v)                                 The decision of the independent expert shall be final and binding and shall not be subject to Article 18 hereof, unless such Audit Disagreement involves alleged fraud, breach of this Agreement or construction or interpretation of any of the terms and conditions hereof.

(vi)                              All fees and expenses of the independent expert, including any Third Party support staff or other costs incurred with respect to carrying out the procedures specified at the direction of the independent expert in connection with such Audit Disagreement, shall be borne by the Party against whom such expert rules.

10.3                        Tax Matters.

10.3.1                                      OMP will make all payments to ADDEX under this Agreement without deduction or withholding except to the extent that any such deduction or withholding is required by law to be made on account of Taxes (as that term is defined in Section 10.3.6 below).

Certain confidential information contained in this document, marked by brackets and asterisks, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

10.3.2                                      Any Tax required to be withheld under applicable law on amounts payable under this Agreement will promptly be paid by OMP on behalf of ADDEX to the appropriate governmental authority. Any such Tax required to be withheld will be an expense of and borne by ADDEX. Notwithstanding the foregoing sentence, any Tax required to be withheld for which ADDEX is not entitled to a credit or refund will be an expense of and borne by OMP (an “OMP Withholding Expense”) to the extent that such amount exceeds the amount of Tax that OMP would be required to withhold under law applicable at the time of payment if payment were made by a United States tax-resident licensee to ADDEX or, if applicable, to any successor or assignee of ADDEX then entitled to receive payment. In the event of any OMP Withholding Expense, OMP shall pay to ADDEX an additional amount that shall result in ADDEX receiving such payment as it would have been entitled to had there been no OMP Withholding Expense.

10.3.3                                      Except with respect to any Tax that is an OMP Withholding Expense, OMP will furnish ADDEX with proof of payment of any Tax withheld under this Section 10.3.

10.3.4                                      OMP and ADDEX will cooperate with respect to all documentation required by any government taxing authority or reasonably requested by J&JPR to secure a reduction in the rate of applicable withholding Taxes. As soon as practicable following the execution of this Agreement, ADDEX will deliver to OMP an accurate and complete Internal Revenue Service Form W-8BEN certifying that ADDEX is entitled to the applicable benefits under the Income Tax Treaty between Switzerland and the United States.

10.3.5                                      If OMP had a duty to withhold Tax that would be an expense of and borne by ADDEX (as provided in Section 10.3.2) in connection with any payment it made to ADDEX under this Agreement, but (i) OMP failed to withhold, (ii) such Taxes were assessed against and paid by OMP, and (iii) OMP provided written notice to ADDEX within thirty (30) months of such failure to withhold, then ADDEX will indemnify and hold harmless OMP from and against, such Taxes. If OMP makes a claim under this Section 10.3.5, it will comply with the obligations imposed by

Certain confidential information contained in this document, marked by brackets and asterisks, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

Section 10.3.3 as if OMP had withheld Taxes from a payment to ADDEX.

10.3.6                                      Solely for purposes of this Article 10.3, “Tax” or “Taxes” means any present or future taxes, levies, imposts, duties, charges, assessments or fees of any nature (including interest, but not including penalties and additions thereto) that are imposed by any governmental or taxing authority.

10.4                        Overdue payment. In the event any payment due hereunder is not made when due, the payment shall accrue interest (beginning on the date such payment is due) calculated at the rate of [***] and such payment when made shall be accompanied by all interest so accrued.

10.5                        Foreign Exchange. Unless otherwise expressly set forth in Article 2.4 and 9.1, all payments to be made by OMP to ADDEX under this Agreement shall be made in US Dollars, to an ADDEX bank account able to receive US Dollars. Royalty fee payments by OMP to ADDEX shall be converted to US Dollars in accordance with the following: the rate of currency conversion shall be calculated using a simple average of the daily rates as provided by Bloomberg or some other known and reliable source, for each relevant period, or if such rates are not available. Non-royalty fee payments by OMP to ADDEX shall be converted to US Dollars applying the currency conversion rate applicable on the day on which the invoice is raised as provided by Bloomberg or some other known and reliable source. These methods of conversion are and shall be consistent with OMP’s then current methods. OMP shall give ADDEX prompt written notice of any changes to OMP’s customary and usual procedures for currency conversion, which shall only apply after such notice has been delivered and provided that such changes continue to maintain a set methodology for currency conversion.

Article 11:  INTELLECTUAL PROPERTY AND PATENT RIGHTS

11.1                        Ownership Each Party shall solely own, and that Party alone shall have the right to apply for, patents within the Territory for any inventions made solely by it in the course of performing work under this Agreement. Joint Inventions shall be owned jointly by Parties.

Certain confidential information contained in this document, marked by brackets and asterisks, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

11.2                        Disclosure of Provisional and Non-Provisional Patent Applications Each Party shall give the opportunity to the other Party to review patent applications before filing under Article 11.1 and shall provide to the other, within a reasonable time after filing, a copy of each patent application filed by such Party, which is licensed to the other Party hereunder during the term of this Agreement.

11.3                        Patent Filings.

11.3.1                                      Each Party shall at its own cost and on its own responsibility prepare, file, prosecute and maintain Patents solely owned by it, relating to any Collaboration Compound and/or any Collaboration Product being developed or sold hereunder by OMP, its Affiliates or Sublicensees and use reasonable efforts to file initially all such applications in the United States, Japan, Europe, or the appropriate forum under the circumstances. The determination of which Party to prepare, file, prosecute and maintain Patents jointly owned by Parties shall be made by the JRC or JDC and the out-of-pocket expenses thereof shall be equally borne by Parties. The determination of the countries in the Territory in which to file the jointly owned Patents shall be made by the JRC or JDC. Parties shall agree on all material actions relating to the prosecution or maintenance of the jointly owned Patents.

11.3.2                                      The Party who is responsible for filing the Patent (hereinafter referred to as “filing Party”) shall keep the other Party apprised of the status of each such Patent and provide the other Party with all material information relating thereto, including all material communications from patent offices, promptly after receipt of such information.

11.3.3                                      If, during the term of this Agreement, the filing Party intends to abandon any such Patent to which the other Party has rights hereunder, the filing Party shall, whenever practicable, notify the other Party of such intention at least [***] calendar days prior to the date upon which such Patent shall lapse or become abandoned, and the other Party shall thereupon have the right, but not the obligation, to assume responsibility for the prosecution, maintenance and defense thereof and all expenses related thereto. Where OMP assumes such responsibility, the affected ADDEX Patent shall [***]. Where ADDEX assumes such responsibility, the affected OMP Patent shall [***].

Certain confidential information contained in this document, marked by brackets and asterisks, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

11.3.4                                      The Parties agree to use reasonable efforts to ensure that any Patent filed outside of the United States prior to a filing in the United States will be in a form sufficient to establish the date of original filing as a priority date for the purpose of a subsequent filing in the United States.

11.3.5                                      The Parties agree to use reasonable and prudent efforts consistent with good patent practice to separately file patent applications claiming 1) NAM Compounds and 2) PAM Compounds or Agonist Compounds.

11.3.6                                      Notwithstanding 11.3.1., OMP shall have the right but not the obligation to elect to pay the out-of-pocket expenses for the preparation, filing, prosecution, and maintenance of any ADDEX Program Patent. In the event that OMP makes this election ADDEX shall grant (i) OMP the right to [***] and (ii) the right to [***]. The counsel selected under this Article shall solely represent and be responsible to ADDEX. ADDEX will remain solely responsible for such preparation, filing, prosecution and maintenance of such ADDEX Program Patent. ADDEX will invoice OMP for such out-of-pocket expenses on a [***] basis (with appropriate supporting documentation), and OMP will pay each such invoice within [***] calendar days of receipt (subject to OMP right to elect not to pay the out-of-pocket expenses for particular ADDEX Program Patents as provided below). ADDEX will keep OMP informed of the progress with regard to all activities relating to such ADDEX Program Patent, including providing to OMP copies of all proposed filings and patent office responses and of all office actions and other material communications from patent offices relating to such prosecution efforts a reasonable time in advance of any proposed filing or required response, and OMP will have the right to comment on any such filing or response, and ADDEX will consider in good faith the timely received requests and suggestions of OMP with respect to such filings or responses and ADDEX’s strategies for filing and prosecuting the ADDEX Patents. As to any particular ADDEX Program Patent in a country or jurisdiction, OMP may elect, in writing to ADDEX, to cease paying any future incurred out-of-pocket expenses for the ongoing prosecution and/or maintenance of such ADDEX Program Patent.

Certain confidential information contained in this document, marked by brackets and asterisks, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

Article 12:  INFRINGEMENT

12.1                        Third Party Infringement. If OMP or ADDEX becomes aware of any activity that it believes represents a substantial infringement of the ADDEX Patents, and/or OMP Program Patents, the Party obtaining such knowledge shall promptly advise the other of all relevant facts and circumstances pertaining to the potential infringement. OMP and ADDEX shall thereafter consult and cooperate fully to determine a course of action, including but not limited to, the commencement of legal action by either or both of OMP and ADDEX to terminate any infringement of the ADDEX Patents and/or the Program Patents. However, ADDEX shall have the first and exclusive right, but not the obligation to initiate and prosecute such legal proceedings, at its own expense and in the name of ADDEX, and to control the defense of any declaratory judgement action relating to the ADDEX Patents and its Program Patents. OMP shall have the sole right, not the obligation to enforce any rights under OMP Patents and its Program Patents (except as provided hereinafter), at its expense.

12.2                        OMP Right to Pursue Third Party Infringers. If ADDEX after consultation with OMP as provide in Article 12.1 regarding the infringement of such ADDEX Patents and request by OMP that ADDEX act against such infringement fails within [***] calendar days after receiving such request from OMP, either (a) to terminate such infringement or (b) to institute an action to prevent continuation thereof and, thereafter, to prosecute such action diligently, or if ADDEX notifies OMP that it does not plan to terminate the infringement of ADDEX Patents and/or ADDEX’s Program Patents or institute any such action, then OMP shall have the right, but not the obligation to do so at its own expense. ADDEX shall cooperate with OMP in such effort, including, if necessary, being joined as a Party to such action at OMP’s expense.

12.3                        ADDEX Right to Pursue Third Party Infringers. In the event that ADDEX is selling a Collaboration Product pursuant to Articles 8.5, 15.8 and 15.9 that contains a Collaboration Compound within the scope of a OMP Program Patent containing a Valid Claim to a composition of matter for such Collaboration Compound, if OMP after consultation with ADDEX as provided in Article 12.1 and request by ADDEX that OMP act against such infringement fails, within [***] calendar days after receiving such request from ADDEX, either (a) to terminate such infringement or (b) to institute an action to prevent continuation thereof and, thereafter, to prosecute such action diligently, or if OMP notifies ADDEX that it does not plan to terminate the infringement of such OMP Program Patents or institute any such action, then

Certain confidential information contained in this document, marked by brackets and asterisks, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

ADDEX shall have the right, but not the obligation to do so at its own expense. OMP shall cooperate with ADDEX in such effort, including, if necessary, being joined as a Party to such action at ADDEX’s expense.

12.4                        Updating. Each Party shall keep the other Party informed of development in any action or proceeding under Article 12 relating to the ADDEX Patents, arid/or OMP Program Patents including, to the extent permissible by law, the state of any settlement negotiations and the terms of any offer related thereto.

12.5                        Damage award or settlement payments. Any damage award or settlement payments made to either or both of ADDEX and/or OMP in connection with any action under Article 12 relating to infringement of ADDEX Patents and OMP Program Patents, whether obtained by judgement, settlement or otherwise shall be allocated, (i) first, to the Party which initiated and prosecuted the action to recoup all of its out-of-pocket expenses incurred in connection with the action, (ii) second, to the other Party, to recover its out-of-pocket expenses (not otherwise previously reimbursed by the first Party) incurred in connection with the action, and (iii) third, the amount of any recovery remaining shall [***]. Any damage award or settlement payments [***] in connection with any action relating to infringement of [***] shall be [***].

12.6                        Defense and Settlement of Third Party Claims. If a Third Party asserts that a patent or other intellectual properties owned by it is infringed by using or selling Collaboration Compound in the Territory, (excepting infringement relating to manufacture of the Bulk Drug Substance in case ADDEX is manufacturing such Bulk Drug Substance, in which case ADDEX shall be solely responsible for defending), OMP will be solely responsible for defending against any such assertions at its cost and expense, but no settlement may be entered into without the written consent of ADDEX if such settlement would materially and adversely affect ADDEX’s interests. OMP shall have the right to defend against such charge of infringement. During the period in which such litigation is pending, OMP shall have the right to [***] in the event that. If, as a result of judgment in the litigation or settlement with the Third Party, OMP is required to pay royalties or other monies to such Third Party, OMP may thereafter deduct from the amount of royalties due ADDEX on Net Sales of the Product charged to infringe, an amount which is the lesser of [***] all sums actually paid by OMP to such Third Party or [***] of all royalty payments otherwise payable to ADDEX on the Net Sales of such

Certain confidential information contained in this document, marked by brackets and asterisks, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

Collaboration Product calculated using an average royalty rate. Such application and deduction shall not apply to infringement caused by any act of OMP using [***].

12.7                        Third Party Patents. If a patent or patents should issue to a Third Party in any country of the Territory during the term of this Agreement, which OMP believes, in its reasonable judgment, would be infringed by the use or sale of a Collaboration Compound in such country, and if OMP believes, in its reasonable judgment, that it would be impractical or impossible to commercialize a Collaboration Product containing such Collaboration Product without obtaining a royalty-bearing license from such Third Party under such patent or patents in said country, then OMP shall promptly notify ADDEX in writing to that effect with legal opinions. The Parties shall meet to discuss such opinions and appropriate actions to address such potential patent infringement. OMP will have the right to obtain a royalty-bearing license to such patent or patents being infringed by OMP, subject to ADDEX’s approval, which approval shall not be unreasonably withheld. OMP may deduct from the amount of royalties due ADDEX on Net Sales of Collaboration Product charged to infringe, an amount which is the lesser of [***] all sums actually paid by OMP to such Third Party or [***] of all royalty payments otherwise payable to ADDEX on the Net Sales of such Collaboration Product calculated using an average royalty rate. Such application and deduction shall not apply to such license obtained for any act of OMP using [***]. If ADDEX believes that there is no reasonably basis for believing that there is infringement of such Third Party patent or patents, ADDEX may request arbitration under Article 18 on said issue to avoid reduction of ADDEX’s royalty payments.

12.8                        Patent Issuance and Abandonment. Each Party shall promptly give notice in writing to the other Party of the grant, lapse, revocation, surrender, invalidation or abandonment of any of its Patents, which is licensed to the other Party hereunder during the term of this Agreement. In case of intended abandonment, Article 11.3.3 will apply.

Article 13:  WARRANTIES AND INDEMNIFICATION

13.1                        Warranties of Each Party. Each Party hereto represents to the other that it is free to enter into this Agreement and to carry out all of the provisions hereof.

Certain confidential information contained in this document, marked by brackets and asterisks, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

13.2                        Right To License. ADDEX warrants that, to its knowledge, it exclusively owns or Controls by agreement, assignment or license the entire right, title and interest in the presently existing ADDEX Patents and ADDEX Know-How and that it has full power and authority to execute, deliver and perform this Agreement and the obligations hereunder. OMP warrants that, to its knowledge, it exclusively owns or Controls by agreement, assignment or license the entire right, title and interest in the presently existing OMP Patents and OMP Know-How and that it has full power and authority to execute, deliver and perform this Agreement and the obligations hereunder.

13.3                        Encumbrances. Each Party expressly warrants and represents that it has no outstanding encumbrances or agreements, either written, oral, or implied, in connection herewith, and that it has not granted and will not grant during the term of this Agreement or any renewal hereof, any rights, license, consent or privilege that conflict with the rights granted herein.

13.4                        Authorization. Each Party hereby warrants that the execution, delivery and performance of this Agreement has been duly approved and authorized by all necessary corporate or partnership actions of both Parties; do not require any shareholder or partnership approval which has not been obtained or the approval and consent of any trustee or the holders of any indebtedness of either Party; do not contravene any law, regulation, rules or order binding on either Party, and do not contravene the provisions of or constitute a default under any indenture, mortgage, contract or other agreement or instrument to which either Party is a signatory.

13.5                        Patent and Patent Applications. ADDEX warrants that the patent applications listed in Appendix H are all the Patents that are currently Controlled by ADDEX having claims related to Positive Allosteric Modulators, Negative Allosteric Modulators, Agonists and Antagonist of mGlu2-R, such as claims for composition of matter, formulations, dosage forms, and method of uses thereof (e.g. use in the treatment of humans for any condition, methods of manufacture, methods of administration, method of synthesis, and assays for such compounds).

13.6                        No Liability for Consequential Damages and Limitation of Liability. Neither Party shall be liable to the other for special, incidental, consequential damages arising out of or related to the subject matter of this Agreement including but not limited to profit loss, damage to reputation and loss of opportunity.

Certain confidential information contained in this document, marked by brackets and asterisks, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

13.7                        Indemnification.

13.7.1                                      Subject to compliance by ADDEX with its obligations set forth in Article 13.8, OMP shall defend, indemnify, and hold harmless ADDEX, its Affiliates, its Sublicensees and their respective directors, officers, shareholders, employees and agents, from and against any and all claims, demands, losses, liabilities, expenses, and damages including reasonable attorneys’ fees (collectively, the “Liabilities”) which they may suffer, pay, or incur to the extent resulting from (i) any breach of a representation, warranty, covenant or agreement of OMP under this Agreement, (ii) any negligent or more culpable act of OMP under this Agreement, or (iii) any and all personal injury (including death) and property damage to the extent caused by development, manufacture, use, sale, or labeling of defective clinical trial drug (finished tablets) and for Collaboration Product by OMP or its Affiliates or its Sublicensees, excluding, however, (a) any Liabilities arising as a result of ADDEX’s breach of its obligations under the Supply Agreement, and (b) any Liabilities otherwise subject to ADDEX’s indemnification obligation under Article 13.7.2. OMP’s obligations under this Article 13.7 shall survive the expiration or termination of this Agreement for any reason.

13.7.2                                      Subject to compliance by OMP with its obligations set forth in Article 13.8, ADDEX shall indemnify and hold OMP, its Affiliates, its Sublicensees and their respective directors, officers, shareholders, employees and agents, harmless from and against any and all Liabilities which OMP may suffer, pay or incur to the extent resulting from (i) any breach of a representation, warranty, covenant or agreement of ADDEX under this Agreement, (ii) any negligent or more culpable act of ADDEX under this Agreement, or (iii) any and all personal injury (including death) and property damage to the extent caused by development, manufacture, use, sale, or labeling of Bulk Drug Substance, defective clinical trial drug (finished tablets) and /or Product by ADDEX or its Affiliates, excluding, however, any Liabilities otherwise subject to OMP’s indemnification obligation under Article 13.7.1. ADDEX’s obligations under this Article 13.7 shall survive expiration or termination of this Agreement for any reason.

Certain confidential information contained in this document, marked by brackets and asterisks, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

13.8                        Indemnification Procedures. Any indemnitee (the “Indernnitee”) which intends to claim indemnification under Article 13.7 shall promptly notify the other Party (the “Indemnitor”) in writing of any matter in respect of which the Indemnitee intends to claim such indemnification. The Indemnitee shall permit the Indemnitor, at its discretion, to settle any such matter and agrees to the complete control of such defence or settlement by the Indemnitor; provided, however, that such settlement does not adversely (a) affect the Indemnitee’s rights under this Agreement or (b) impose any material obligations on the Indemnitee in addition to those set forth herein in order for Indemnitee to exercise rights under this Agreement. No settlement of any such matter which materially and adversely affect the Indemnitee’s rights under this Agreement or impose any material obligations on the Indemnitee in addition to those set forth herein in order for Indemnitee to exercise rights under this Agreement may be made by the Imdemnitor without the prior written consent of the Indemnitee. The Indemnitee shall not be responsible for any legal fees or other costs incurred other than as provided herein.

The Indemnitee and its employees shall cooperate fully with the Indemnitor and its legal representatives in the investigation and defence of any matter covered by the applicable indemnification.

The Indemnitee shall have the right, but not the obligation, to be represented by counsel of its own selection and at its own expenses in connection with any matter that is subject to indemnification.

13.9                        Exclusivity — Non Competition. [***], ADDEX and OMP and their respective Affiliates shall not conduct, have conducted or fund any research or development activities directed at [***], except as permitted under this Agreement.

Article 14:  CONFIDENTIALITY

14.1                        Confidentiality Exceptions. Except to the extern expressly authorized by this Agreement or otherwise agreed in writing, the Parties agree that, for the term of this Agreement and for [***] years thereafter, the receiving Party shall keep confidential and shall not publish or otherwise disclose or use for any purpose other than as permitted in this Agreement any Information and other information and materials furnished to it by the other Party pursuant to this Agreement and any Information developed during the term of, and pursuant to, this Agreement (collectively,

Certain confidential information contained in this document, marked by brackets and asterisks, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

“Confidential Information”), except to the extent that it can be established by the receiving Party that such Confidential Information:

14.1.1                                      was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the other Party;

14.1.2                                      was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;

14.1.3                                      became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement;

14.1.4                                      was disclosed to the receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the disclosing Party not to disclose such information to others; and

14.1.5                                      was independently developed by the receiving Party without reliance on Confidential Information of the other Party as shown by documentary evidence.

14.2                        Authorized Disclosure.

14.2.1                                      Each Party may disclose Confidential Information hereunder to the extent such disclosure is reasonably necessary in filing or prosecuting patent applications, prosecuting or defending litigation, complying with applicable governmental regulations, or conducting Pre-Clinical Studies or Clinical Trials; provided, however, that if a Party is required by law or regulation to make any such disclosures of the other Party’s Confidential Information it will, except where impracticable for necessary disclosures, for example in the event of medical emergency, give reasonable advance notice to the other Party of such disclosure requirement (e.g., filings with the SEC and stock markets) and, except to the extent inappropriate in the case of patent applications, will use its reasonable efforts to secure confidential treatment of such Confidential Information required to be disclosed, unless in the opinion of such disclosing Party’s legal counsel such Confidential Information is legally required to be fully disclosed. In addition, and with prior notice to the other Party of each Third Party with whom a confidential disclosure agreement is being entered into, each Party shall be entitled to disclose, under a binder of confidentiality containing provisions as protective as those of this Article, Confidential

Certain confidential information contained in this document, marked by brackets and asterisks, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

Information to any Third Party for the purpose of carrying out the purposes of this Agreement. Nothing in this Article shall restrict any Party from using for any purpose any Confidential Information independently developed by it without access to or use of the other Party’s Confidential Information during the term of this Agreement, or from using Confidential Information that is specifically derived from Pre-Clinical Studies or Clinical Studies to perform marketing, sales or professional services support functions as is customary in the pharmaceutical industry.

14.2.2                                      Notwithstanding anything herein to the contrary, either Party (and any employee, representative, or other agent of either Party) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure; provided however, that such disclosure shall not be made to the extent reasonably necessary to comply with any applicable federal or state securities laws. For the purposes of the foregoing sentence, (i) the “tax treatment” of a transaction means the purported or claimed federal income tax treatment of the transaction, and (ii) the “tax structure” of a transaction means any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transaction.

14.3                        Survival. Sections 14.1 through 14.4 of this Article shall survive the termination or expiration of this Agreement for a period of [***] years.

14.4                        Termination of Prior Agreement. This Agreement supersedes the Confidentiality Agreement between ADDEX and OMP’s Affiliate Janssen Pharmaceutica NV dated [***]. All Information exchanged between the Parties under that Agreement shall be deemed Confidential Information and shall be subject to the terms of this Article, and shall be included, respectively, within the definitions of ADDEX Know-how if ADDEX is the disclosing Party and OMP Know-how if OMP is the disclosing Party.

14.5                        Shared Confidential Information.  Notwithstanding the foregoing, it is understood that either Party shall be entitled to use shared Confidential Information relating to jointly developed Collaboration Compounds and Program Patents, subject to the non-disclosure provisions of this Article 14.

Certain confidential information contained in this document, marked by brackets and asterisks, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

14.6                        Scientific Publication. Each Party shall provide to the other the opportunity to review any proposed scientific/technical publications or scientific presentations which relate to Collaboration Compounds or Collaboration Products as early as reasonably practical, but at least [***] calendar days prior to the intended submission for publication (except with the written consent of the other Party). The reviewing Party will provide the publishing Party with its response to the publishing Party’s request to publish within [***] calendar days of receipt of such request. No publication shall be made by any Party without the written agreement of or approval by the other Party. However, the failure of the receiving Party to respond to such request within such [***] calendar day period shall be deemed to be approval of such request and the publishing Party shall then be free to proceed with said publication or presentation. Notwithstanding the foregoing, publications regarding development and commercialization activities or that are reasonably needed to effectively develop and commercialize the Collaboration Product may be made by OMP even if ADDEX does not approve, provided that ADDEX may request a reasonable delay on such publication to seek patent protection on any patentable inventions disclosed therein.

Article 15:  TERM AND TERMINATION

15.1                        Term. Unless sooner terminated as otherwise provided in this Agreement, the term of this Agreement shall commence on Effective Date and shall on a country-by-country basis continue in full force and effect until the expiration of all of OMP or ADDEX obligations to pay royalties hereunder; thereafter, (a) OMP shall have a perpetual, fully paid-up non-exclusive license to use ADDEX Know-How in the Territory related to a Collaboration Product that it commercialises, ADDEX shall have a perpetual, fully paid-up non-exclusive license to use OMP Know-How in the Territory related to a Collaboration Product that it commercialises, and (b) other matter expressly provided to survive herein.

15.2                        Termination of the entire Agreement for Failure of the Research. In the event that no Collaboration Compounds are discovered or identified during the Research Period this Agreement shall terminate as follows:

15.2.1                                      All other rights and obligations shall terminate excepts as otherwise expressly provided.

Certain confidential information contained in this document, marked by brackets and asterisks, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

15.2.2                                      The Parties shall cooperate in the handling and return of Collaboration Tangible Research Products as follows: 1) Collaboration Tangible Research Product shall be promptly returned to the Party who invented, owns or Controls the underlying asset (e.g. cell lines, research tools etc.) or destroyed at such Party’s written request; the Party who invented, owns or Controls the underlying asset shall bear the direct out-of-pocket expenses related to such return or destruction; and 2) Collaboration Tangible Research Product wherein the underlying asset is Jointly Invented or jointly owned shall be promptly, to the extent possible, be equally divided by the Party in possession and one half thereof shall be promptly provided to the other Party. The Parties shall equally share the direct out-of-pocket expenses related to such division and provision of Tangible Research Product.

15.3                        Termination of Certain Rights and Obligations. In the event that there are Collaboration Compounds but either 1) no NAM Compound; or 2) no PAM Compounds or Agonist Compounds are discovered during the Research Period certain rights and obligation of this Agreement shall terminate as follows:

15.3.1                                      In the event that no NAM Compounds are discovered or identified during the Research Period or six (6) months thereafter:

(a)                                 OMP’s rights and obligations to make a Selection, Develop, commercialise, market, pay royalties and milestones on NAM Compounds under Articles 2, 3, 5, 9.1.3 and 9.2.1 shall terminate.

(b)                                 ADDEX’s rights and obligations under Articles 3 and 8.5 to develop or offer such NAM Compounds to OMP shall also terminate.

(c)                                  The license granted to OMP under Article 8.1.1 to patent application GB 04 22748.4 in Appendix H shall terminate, if and only if, such patent application does not claim or does not issue with claims to a PAM Compound or Agonist Compound.

(d)                                 The license granted to OMP under 8.1.2 to conduct research with ADDEX Patent and ADDEX Know-How for the purpose of discovering and identifying NAM Compounds shall terminate.

Certain confidential information contained in this document, marked by brackets and asterisks, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

(e)                                  The Parties shall cooperate in the handling and return of the Collaboration Tangible Research Products (other than Non-collaboration Compounds) which were specifically used in the research to discover and identify NAM Compound as follows: 1) Collaboration Tangible Research Product shall be returned to the Party who invented, owns or Controls the underlying asset (e.g. cell lines, research tools etc.) or destroyed at such Party’s written request; the Party who invented, owns or Controls the underlying asset shall bear the direct out-of-pocket expenses related to such return or destruction ;and 2) Collaboration Tangible Research Product wherein the underlying asset is Jointly Invented or jointly owned shall be promptly to the extent possible be equally divided by the Party in possession and one half thereof shall be promptly provided to the other Party; The Parties shall equally share the direct out-of-pocket expenses related to such division and provision of Collaboration Tangible Research Product;

15.3.2                                      In the event that no PAM Compounds or Agonist Compounds are discovered or identified during the Research Period or six (6) months thereafter:

(a)                                 OMP’s rights and obligations to select, Develop, Commercialise, pay royalties and milestones on a PAM Compound or Agonist Compound under Articles 2, 3, 5, 9.1.2 and 9.2.1 shall terminate.

(b)                                 ADDEX’s rights and obligations under Article 3 and 8.5 to develop or offer such PAM Compounds or Agonist Compound to OMP shall also terminate.

(c)                                  The license granted to OMP under Article 8.1.1 to patent application GB 04 20722.1, GB 04 20721.3 and GB 04 20719.7 in Appendix H shall terminate, if and only if, such patent application do not claim or does not issue with claims to a NAM Compound.

(d)                                 The license granted to OMP under 8.1.2 to conduct research under ADDEX Patent and ADDEX Know-How for the purpose of discovering and identifying PAM Compounds and Agonist Compounds shall terminate.

Certain confidential information contained in this document, marked by brackets and asterisks, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

(e)                                  The Parties shall cooperate in the handling and return of the Collaboration Tangible Research Products (other than Non-collaboration Compounds) which were specifically used in the research to discover and identify PAM Compound and Agonist Compounds as follows: 1) Collaboration Tangible Research Product shall be returned to the Party who invented, owns or Controls the underlying asset (e.g. cell lines, research tools etc.) or destroyed at such Party’s written request; the Party who invented, owns or Controls the underlying asset shall bear the direct out-of-pocket expenses related to such return or destruction; and 2) Collaboration Tangible Research Product wherein the underlying asset is Jointly Invented or jointly owned shall be promptly to the extent possible equally divided by the Party in possession and one half thereof shall be promptly provided to the other Party. The Parties shall equally share the direct out-of-pocket expenses related to such division and provision of Collaboration Tangible Research Product.

15.4                        Termination by Either Party.

15.4.1                                      If either Party defaults in the performance of, or fails to be in compliance with, any material agreement, condition or covenant of this Agreement, the non-defaulting Party may terminate this Agreement if such default or non-compliance shall not have been remedied, or reasonable steps shall not have been initiated to remedy the same, within sixty (60) calendar days after receipt by the defaulting Party of a written notice thereof from the non-defaulting Party, provided that the period to remedy such breach shall be tolled for the period that the Parties are in dispute resolution under Article 18 related to the existence or materiality of such breach.

15.4.2                                      Either Party shall have the right to terminate this Agreement forthwith by way of a written notice to the other Party (i) if the other Party is declared insolvent or bankrupt by a court of competent jurisdiction, (ii) if a voluntary or involuntary petition in bankruptcy is filed against the other Party and such petition is not dismissed within ninety (90) calendar days after filing, or (iii) if the other Party shall make or execute an assignment of substantially all of its assets for the benefit of creditors.

Certain confidential information contained in this document, marked by brackets and asterisks, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

15.4.3                                      Failure to make a Selection or achieve the Milestones set forth in Article 3.5.1 within the Times to Complete with respect to 1) a NAM Compounds or 2) a PAM Compounds or Agonist Compounds shall not provide a basis to terminate this Agreement under Article 15.4.

15.5                        Termination by OMP for Convenience. OMP may terminate this Agreement at any time upon ninety (90) calendar days prior written notice for any reason after the Research Period ends. OMP shall also have the right to terminate this Agreement as it relates to its obligations to all NAM Compounds and Collaboration Products made there from or to all PAM Compounds or Agonist Compound and Collaboration Products made there from separately, after the Research Period as follows.

15.5.1                                      In the event that OMP terminates its obligation to Develop, commercialize and market NAM Compounds:

(a)                                 OMP’s rights and obligations to make a Selection, Develop, commercialise, market, pay royalties and milestones on NAM Compounds under Articles 2, 3, 5, 9.1.3 and 9.2.1 shall terminate.

(b)                                 ADDEX’s rights under Article 3 and 8.5 to develop or obligation to offer such NAM Compounds to OMP shall also terminate.

(c)                                  The license granted to OMP under Article 8.1.1 to patent application GB 04 22748.4 in Appendix H and to ADDEX Program Patents that is not intended to claim, does not claim or does not issue with claims to PAM Compound or Agonist Compound shall terminate.

(d)                                 The license granted to OMP under 8.1.2 to conduct research with ADDEX Patent and ADDEX Know-How for the purpose of discovering and identifying NAM Compounds shall terminate.

(e)                                  Provided that ADDEX has not already exercised its rights under 8.5.1.b, ADDEX is hereby granted an exclusive royalty bearing license with the right to sublicense to make, have made, use, distribute, develop, export, import, offer for sale and sell one (1) NAM Compound actually synthesized during the Research Period under OMP Program Patents and Joint Program Patents in the Territory for use in all indications in the Field, provided however, if such NAM compound should fail in its development ADDEX shall be

Certain confidential information contained in this document, marked by brackets and asterisks, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

entitled to replace such failed NAM Compounds from such group of all NAM Compounds actually synthesized during the Research Period with a first replacement NAM Compound thereafter, should the first replacement NAM Compound fail in its development, ADDEX has the right to a second replacement NAM Compound from such group of all NAM Compounds actually synthesized during the Research Period, no further replacement compounds shall be available under this grant. Provided, however, that ADDEX must diligently develop such Collaboration Compounds as provided in 3.5 (however an additional year shall be added to the Time to Complete for commencing Phase I for the first Collaboration Compound pursued under this provision). If Addex fails to exercise diligence OMP shall have the right to terminate, on ninety (90) days written notice, the grant to the OMP Program Patents and Joint Program Patents. NAM Compounds commercialised under this Article shall be treated as Independent Products and shall be subject to the royalty obligations set forth in Article 9.4.

(f)                                   ADDEX and OMP shall have a non-exclusive royalty-free license to make, have made, use, distribute, develop, export, import, formulate, package, offer for sale and sell Joint Collaboration Compounds for all uses except the regulation of mGlu2-R and compounds acting primarily on mGlu2-R for the treatment of human disorders in the Territory under Joint Program Patents, except for Joint Program Patents that claim or disclose PAM Compound or Agonist Compound.

(g)                                  The Parties shall cooperate in the handling and return of the Collaboration Tangible Research Products (other than. Non-collaboration Compounds) which were specifically used in the research to discover and identify NAM Compound as follows: 1) Collaboration Tangible Research Product shall be returned to the Party who invented, owns or Controls the underlying asset (e.g. cell lines, research tools etc.) or destroyed at such Party’s written request; the Party who invented, owns or Controls the underlying asset shall bear the direct out-of-pocket expenses related to such return or destruction; and 2) Collaboration Tangible Research Product wherein

Certain confidential information contained in this document, marked by brackets and asterisks, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

the underlying asset is Jointly Invented or jointly owned shall be promptly to the extent possible equally divided by the Party in possession and one half thereof shall be promptly provided to the other Party. The Parties shall equally share the direct out-of-pocket expenses related to such division and provision of Collaboration Tangible Research Product.

15.5.2                                      In the event that OMP terminates its obligation to Develop, commercialize and market PAM Compounds or Agonist Compounds:

(a)                                 OMP’s rights and obligations to select, Develop, commercialise, pay royalties and milestones on a PAM Compound or Agonist Compound under Articles 2, 3, 5, 9.1.2 and 9.2.1 shall terminate.

(b)                                 ADDEX’s rights and obligations under Article 3 and 8.5 to develop or offer such PAM Compounds or Agonist Compound to OMP shall also terminate.

(c)                                  The license granted to OMP under Article 8.1.1 to patent application GB 04 20722.1, GB 20721.3 and GB 04 20719.7 in Appendix H and to ADDEX Program Patents, if and only if, such patent application is not intended to claim, does not claim or does not issue with claims to a NAM Compound shall terminate.

(d)                                 The license granted to OMP under 8.1.2 to conduct research with ADDEX Patent and ADDEX Know-How for the purpose of discovering and identifying PAM Compounds and Agonist Compounds shall terminate.

(e)                                  Provided that ADDEX has not already exercised its rights under 8.5.2.b, ADDEX is hereby granted an exclusive royalty bearing license with the right to sublicense to make, have made, use, distribute, develop, export, import, offer for sale and sell one (1) PAM Compound or Agonist Compound actually synthesized during the Research Period under OMP Program Patents and Joint Program Patents in the Territory for use in all indications in the Field, provided however, if such PAM Compound or Agonist Compound should fail in its development ADDEX shall be entitled to replace such failed

Certain confidential information contained in this document, marked by brackets and asterisks, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

PAM Compounds or Agonist Compounds from such group of all PAM Compounds or Agonist Compounds actually synthesized during the Research Period with a first replacement PAM Compound or Agonist Compound thereafter, should the first replacement PAM Compound or Agonist Compound fail in its development, ADDEX has the right to a second replacement PAM Compound or Agonist Compound from such group of all PAM Compounds or Agonist Compounds actually synthesized during the Research Period, no further replacement compounds shall be available under this grant. Provided, however, that ADDEX must diligently develop such Collaboration Compounds as provided in 3.5 (however an additional year shall be added to the Time to Complete for commencing Phase I for the first Collaboration Compound pursued under this provision). If Addex fails to exercise diligence OMP shall have the right to terminate, on ninety (90) days written notice, the grant to the OMP Program Patents and Joint Program Patents. PAM Compounds or Agonist Compounds commercialised under this Article shall be treated as Independent Products and shall be subject to the royalty obligations set forth in Article 9.4.

(f)                                   ADDEX and OMP shall have a non-exclusive royalty-free license to make, have made, use, distribute, develop, export, import, formulate, package, offer for sale and sell Joint Collaboration Compounds for all uses except the regulation of mGlu2-R and compounds acting primarily on mGlu2-R for the treatment of human disorders in the Territory under Joint Program Patents except for Joint Program Patents that claim or disclose NAM Compounds.

(g)                                  The Parties shall cooperate in the handling and return of the Collaboration Tangible Research Products (other than Non-collaboration Compounds) which were specifically used in the research to discover and identify PAM Compound and Agonist Compounds follows: 1) Collaboration Tangible Research Product shall be returned to the Party who invented, owns or Controls the underlying asset (e.g. cell lines, research tools etc.) or destroyed at such Party’s written request; the Party who invented, owns or Controls the underlying asset shall bear the direct out-of-pocket

Certain confidential information contained in this document, marked by brackets and asterisks, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

expenses related to such return or destruction; and 2) Collaboration Tangible Research Product wherein the underlying asset is Jointly Invented or jointly owned shall be promptly to the extent possible equally divided by the Party in possession and one half thereof shall be promptly provided to the other Party. The Parties shall equally share the direct out-of-pocket expenses related to such division and provision of Collaboration Tangible Research Product.

15.5.3                                      In the event that OMP terminates its obligation to Develop, commercialize and market 1) NAM Compounds and 2) PAM Compounds or Agonist Compounds then in addition to the effects of termination specified in Articles 15.5.1 and 15.5.2 the following shall also occur:

(a)                                 The license granted to OMP under Article 8.1.1 shall completely terminate.

(b)                                 Save as set out in this Article 15.5.3 (b), ADDEX and OMP shall have a non-exclusive royalty-free license to make, have made, use, distribute, develop, export, import, formulate, package, offer for sale and sell Joint Collaboration Compounds for all uses except the regulation of mGlu2-R and compounds acting primarily on mGlu2-R for the treatment of human disorders in the Territory under Joint Program Patents. Addex shall have the exclusive right in all fields and OMP shall have no rights in any field pursuant to this Article 15.5.3 (b) to make, have made, use, distribute, develop, export, import, formulate, package, offer for sale and sell any Joint Collaboration Compound (including all its salts, esters, polymorphs, enantiomers, rotamers, hydrates, anhydrides and prodrugs) in respect of which Addex , an Affiliate or sublicensee has commenced Development, marketing or commercialisation in the PAM Field or the NAM Field during the term of this Agreement

15.6                        Obligations Upon Termination. If this Agreement is terminated for convenience by OMP under Article 15.5 or as a result of OMP’s breach or bankruptcy pursuant to Article 15.4 or is terminated by ADDEX pursuant to Article 3.10,

15.6.1                                      OMP shall transfer free of charge to ADDEX or its nominee any IND, CTA, MAA or other documents filed with any government agency in

Certain confidential information contained in this document, marked by brackets and asterisks, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

Territory and any registration, including but not limited to Regulatory Approval, obtained in Territory and any data and information relating to such filings or registrations, provided however if the terminations is a partial termination as to one Research Program the materials provided shall only relate to that Research Program. OMP shall, at the request of ADDEX, cooperate with ADDEX or its nominee for the smooth transfer of the same. If termination notice is given after the Research Period, OMP shall continue to carry out any Development Work, both non-clinical and clinical studies, that is ongoing at the moment when termination notice is given until the effective date of termination. Moreover, after the effective date of termination, if ADDEX so requests, OMP shall endeavour to complete such ongoing Development studies on behalf of and at the expense of ADDEX.

15.6.2                                      To such Collaboration Compound and/or Collaboration Product that are in Development, commercialized or marketed, but only to such Collaboration Compound and/or Collaboration Product, to the extent available OMP, shall offer a license or sublicense to any Development Program Patents that OMP may Control directed to such Collaboration Compound and/or Collaboration Product made therewith, under the same terms and conditions as such rights were extended to OMP to ADDEX.

15.7                        Non-collaboration Compounds and Joint Non-collaboration Patents. If this Agreement is terminated for any reason Non-collaboration Compounds and Joint Non-collaboration Patents shall be handled as provided in Article 2.12. Article 2.12 shall survive termination of this Agreement.

15.8                        Termination by ADDEX for Cause. If this Agreement is terminated as a result of OMP’s breach or bankruptcy pursuant to Article 15.4 shall be treated as if OMP terminates its obligation to Develop, commercialise and market both 1) PAM Compounds or Agonist Compound; and 2) NAM Compounds under Article 15.5, provided however, that if the material breach is specific and traceable to only the Development, commercialization or marketing of either 1) PAM Compounds or Agonist Compound or Collaboration Products containing such compounds; or 2) NAM Compounds or Collaboration Products containing such compounds; then this Agreement will terminate only with respect to the Development, commercialization or marketing of 1) PAM Compounds, Agonist Compound or Collaboration Products containing such Collaboration Compounds; or 2) NAM Compounds or Collaboration

Certain confidential information contained in this document, marked by brackets and asterisks, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

Products containing such Collaboration Compounds; wherein said material breach occurred as is provided in Article 15.5.1 and Article 15.5.2 respectively.

15.9                        Termination by ADDEX without cause. If ADDEX is Developing, commercialising or marketing an Independent Product under Article 3.10 and the Agreement is terminated pursuant to Article 3.10 this termination shall be treated as if OMP terminates its obligation to Develop, commercialise and market both 1) PAM Compounds or Agonist Compound; and 2) NAM Compounds under 15.5.

15.10                 Termination of Certain Rights and Obligations As A Result of an ADDEX Change of Control. In the event of an ADDEX Change of Control, OMP may terminate certain rights and obligations of the Agreement or the Research Program, for the purposes of this Article 15.10:

15.10.1                               The Agreement shall remain in effect except, at OMP’s sole discretion the JRC or JDC under Articles 2.3 and 3.4 shall cease to exist, OMP’s obligations under Article 2.5, 2.6, 2.7, 2.8, 2.9 and 3.5 shall terminate and each Party’s obligations under Articles 3, 4, and 5, shall terminate and ADDEX’s rights under Articles 3.5, 3.6, 3.7, 3.8, 3.10, 8.5 and Article 15.6 shall terminate, provided that OMP shall have the obligation to exercise the diligence specified in the first two sentence of Article 3.5 only with respect to Collaboration Compounds within the scope of the Patent GB 04 20722.1, GB 20721.3, GB 20719.7 and GB 04 22748.4 Program Patents.

15.10.2                               In OMP’s sole discretion it may terminate ADDEX’s rights under Article 8.1.2.

15.10.3                               The Parties shall cooperate in the handling and return of the Collaboration Tangible Research Product (other than Non-collaboration Compounds) as follows: 1) Collaboration Tangible Research Product shall be returned to the Party who owns the underlying asset (e.g. Collaboration Compounds, cell lines, research tools etc.) or destroyed at such party’s written request; the Party who invented, owns or Controls the underlying asset shall bear the direct out-of-pocket expenses related to such return or destruction; and 2) Collaboration Tangible Research Product wherein the underlying asset is Jointly Invented or jointly owned shall be promptly to the extent possible equally divided by the Party in possession and one half thereof shall be promptly provided to the other

Certain confidential information contained in this document, marked by brackets and asterisks, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

Party. The Parties shall equally share the direct out-of-pocket expenses related to such division and provision of Collaboration Tangible Research Product.

15.11                 Termination by OMP for cause. If this Agreement is terminated by OMP as a result of a material breach by ADDEX or bankruptcy of ADDEX:

15.11.1                               The Agreement shall remain in effect except that OMP shall be entitled to recover its direct damages from the milestones payments and royalties payable to ADDEX under Articles 9.1 and 9.2, however such payment may only be reduced to 50% until OMP shall recover its direct damages, at OMP’s sole discretion the JRC or JDC under Articles 2.3 and 3.4 shall cease to exist, OMP’s obligations under Article 2.5, 2.6, 2.7, 2.8, 2.9, 3.5, shall terminate and each Party’s obligations under Articles 3, 4 and 5, shall terminate and ADDEX’s rights under Articles 3.5, 3.6, 3.7, 3.10, 8.5 and 15.6 shall terminate.

15.11.2                               In OMP’s sole discretion it may terminate ADDEX’s rights under Article 8.1.2.

15.11.3                               The Parties shall cooperate in the handling and return of the Collaboration Tangible Research Product (except Non-collaboration Compounds) as follows: 1) Collaboration Tangible Research Product shall be returned to the Party who owns the underlying asset (e.g. Collaboration Compounds, cell lines, research tools etc.) or destroyed at such Party’s written request; the Party who invented, owns or Controls the underlying asset shall bear the direct out-of-pocket expenses related to such return or destruction and 2) Collaboration Tangible Research Product wherein the underlying asset is Jointly Invented or jointly owned shall be promptly to the extent possible equally divided by the Party in possession and one half thereof shall be promptly provided to the other Party. The Parties shall equally share the direct out-of-pocket expenses related to such division and provision of Collaboration Tangible Research Product.

15.11.4                               The remedies set forth in this Article 15.11 shall be OMP’s sole remedy for ADDEX’s breach or bankruptcy.

Certain confidential information contained in this document, marked by brackets and asterisks, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

15.12                 Effects of Termination. In the event of any expiration or termination pursuant to this Article 15, neither Party shall have any remaining rights or obligations under this Agreement other than as provided below:

(a)                                 ADDEX will have the right to receive all payments accrued prior to the effective date of termination or expiration;

(b)                                 termination or expiration of this Agreement for any reason shall have no effect on the Parties’ obligations under Articles 14, 18 and 20;

(c)                                  If Jointly Invented Patents exist and have not expired, been abandoned, or held invalid then Article 11 shall survive.

(d)                                 the Parties shall retain any other remedies for breach of this Agreement they may otherwise have, unless otherwise explicitly set forth in this Agreement.

Article 16:  ASSIGNMENT

Neither Party shall assign this Agreement or any part thereof without the prior written consent of the other Party, provided, however, that either Party may, without such consent, (i) assign this Agreement and its rights and obligations hereunder either in whole or in part to its Affiliate if the assignor guarantees the full performance of this Agreement by its assignee, provided that if such Affiliate ceases to be an Affiliate and the Affiliate does not have all the assets required to comply with all of its obligations under this Agreement, this Agreement shall be automatically assigned back to the party which made the assignment and (ii) assign this Agreement in connection with the transfer or sale of all or substantially all of its assets related to the development or marketing of a bona fide ongoing pharmaceutical business, or in the event of its merger or similar transaction if, in any such case, the assignor guarantees the full performance of this Agreement by its assignee.

Any permitted assignee shall assume all obligations of its assignor under this Agreement. In the event of any such assignment, each Party shall comply with the other Party’s reasonable requests to safeguard any confidential information. No assignment shall relieve any Party of responsibility for the performance of any accrued obligation which such Party has under this Agreement.

Certain confidential information contained in this document, marked by brackets and asterisks, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

Article 17:  NOTIFICATION AND AUTHORIZATION UNDER DRUG PRICE COMPETITION AND PATENT TERM RESTORATION ACT

17.1                        Notices Relating to the Act. ADDEX shall notify OMP of (a) the issuance of each patent included among the ADDEX Patents, giving the date of issue and patent number for each such patent; and (b) communications pertaining to any patent included among the ADDEX Patents which ADDEX receives as patent owner pursuant to the Drug Price Competition and Patent Term Restoration Act of 1984 (hereinafter the “Act”), including but not necessarily limited to notices pursuant to §§101 and 103 of the Act from persons who have filed an abbreviated MAA (“AMAA”) or a “paper” MAA.

17.2                        Authorization Relating to Patent Term Extension. ADDEX hereby authorizes OMP to (a) provide in any MAA for Collaboration Product in the Territory a list of Patents which includes ADDEX Patents that relate to the Collaboration Compound and Collaboration Product and such other information as OMP believes is appropriate; (b) commence suit for infringement of ADDEX Patents under § 271(e) (2) of Title 35 of the United States Code; and (c) exercise any rights that may be exercisable by ADDEX as patent owner under the Act, including without limitation, applying for an extension of the term of any patent included in ADDEX Patents. In the event that applicable law in any country of Territory provides for the extension of the term of any Patent included among ADDEX Patents, OMP shall use its reasonable efforts to obtain such an extension or, in lieu thereof, OMP may request ADDEX to file an application for such patent term extension. OMP and ADDEX agree to cooperate with one another in obtaining such extension. It is understood that OMP will decide on how to make the patent protection extension. ADDEX agrees to cooperate with OMP or its Sublicensees, as applicable, in the exercise of the authorization granted herein and will execute such documents and take such additional action as OMP may reasonably request in connection therewith, including, if necessary, permitting itself to be joined as a party in any suit for infringement brought by OMP under subsection (b) above.

Article 18:  DISPUTE RESOLUTION AND ARBITRATION

18.1                        Initial Resolution. In the case of any disputes between the Parties arising from this Agreement, and in case this Agreement does not provide a solution for how to resolve such disputes, the Parties shall discuss and negotiate in good faith a solution acceptable to both Parties and in the spirit of this Agreement. If after negotiating in good faith pursuant to the foregoing sentence, the Parties fail to reach agreement,

Certain confidential information contained in this document, marked by brackets and asterisks, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

then the CEO of ADDEX and for OMP the [***], who will have authority to act for OMP in these matters, shall discuss in good faith an appropriate resolution to the dispute. If these executives fail, after good faith discussions, to reach an amicable agreement, then either Party may upon written notice to the other submit to binding arbitration pursuant to Article 18.2.

18.2                        Arbitration. Any claim, dispute or controversy arising out of or in connection with or relating to this Agreement, (including, without limitation, disputes with respect to the rights and obligations of the Parties following termination) not settled by the procedures set forth in Article 18.1 above or the breach or alleged breach of a material provision of this Agreement shall be adjudicated by arbitration in accordance with the Arbitration Proceedings as set forth in Appendix C attached hereto.

Article 19:  TRADEMARK

The Party commercialising a Collaboration Product shall be solely responsible for the selection and registration of all Trademarks which it employs in connection with Collaboration Products in the Territory and shall own such Trademarks.

Article 20:  GENERAL PROVISIONS

20.1                        Legal Compliance. Each Party shall comply with all laws and regulations relating to the performance of its obligation or the exercise of its rights hereunder.

20.2                        Independent Contractors. It is understood and agreed that the Parties hereto are independent contractors and are engaged in the operation of their own respective businesses, and neither Party hereto is to be considered the agent of the other Party for any purpose whatsoever, and neither Party shall have any authority to enter into any contracts or assume any obligations for the other Party nor make any warranties or representations on behalf of that other Party.

20.3                        Publicity. Each Party agrees that the other Party may issue a press release concerning the entering into of this Agreement, with the content of such releases to be approved by the non-issuing Party (which consent shall not be unreasonably withheld or delayed). In all other respects, except as required by law, neither Party shall publicly

Certain confidential information contained in this document, marked by brackets and asterisks, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

use the name of the other Party or any logos or symbols associated with the other Party without the prior written permission of such other Party. Except as provided above, such as wherein OMP is permitted to use ADDEX’s name and logo in connection with the Collaboration Product, neither Party shall publicly disclose the terms of this Agreement or issue any publicity release with regard thereto unless expressly authorized to do so by the other Party.

20.4                        Governing Law. This Agreement and all amendments, modifications, alterations, or supplements hereto, and the rights of the Parties hereunder, shall be construed under and governed by the laws of the State of New Jersey, USA, exclusive of its conflicts of laws principles.

20.5                        Entire Agreement. This Agreement, including the Appendices hereto constitutes the entire agreement between ADDEX and OMP with respect to the subject matter hereof and shall not be modified, amended or terminated, except as herein provided or except by another agreement in writing executed by the Parties hereto. All previous or other negotiations, representations and understandings between ADDEX and OMP shall be merged herein.

20.6                        Severability. All rights and restrictions contained herein may be exercised and shall be applicable and binding only to the extent that they do not violate any applicable laws and are intended to be limited to the extent necessary so that they will not render this Agreement illegal, invalid or unenforceable. If any provision or portion of any provision of this Agreement, not essential to the commercial purpose of this Agreement, shall be held to be illegal, invalid or unenforceable by a court of competent jurisdiction, it is the intention of the Parties that the remaining provisions or portions hereof shall constitute their agreement with respect to the subject matter hereof, and all such remaining provisions, or portions hereof, shall remain in full force and effect. To the extent legally permissible, any illegal, invalid or unenforceable provision of this Agreement shall be replaced by a valid provision which shall implement the commercial purpose of the illegal, invalid, or unenforceable provision. In the event that any provision essential to the commercial purpose of this Agreement is held to be illegal, invalid or unenforceable and cannot be replaced by a valid provision which will implement the commercial purpose of this Agreement, this Agreement and the rights granted herein shall terminate.

Certain confidential information contained in this document, marked by brackets and asterisks, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

20.7                        Force Majeure.

(a)                                 Any delays in, or failure of performance of any Party to this Agreement, shall not constitute a default hereunder, or give rise to any claim for damages, if and to the extent caused by occurrences beyond the control of the Party affected, including, but not limited to, acts of God, strikes or other concerted acts of workmen, civil disturbances, fires, floods, explosions, riots, war, rebellion, sabotage, acts of governmental authority or failure of governmental authority to issue licenses or approvals which may be required (“Force Majeure”).

(b)                                 The Party asserting the Force Majeure shall promptly notify the other Party of the event constituting Force Majeure and of all relevant details of the occurrence and where appropriate an estimate of how long such Force Majeure event shall continue.

(c)                                  If such Force Majeure event continues thereafter and in any event, the Parties shall consult with each other in order to find a fair solution and shall use all reasonable endeavors to minimize the consequences of such Force Maj eure.

20.8                        Counterparts. This Agreement shall be executed in two (2) counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

20.9                        Notices. All notices, statements, and reports required to be given under this Agreement shall be in writing and shall be addressed as follows:

To ADDEX:                              ADDEX Pharmaceutical Ltd.

12, chemin des Aulx

1228 Plan-les-Ouates

Geneva, Switzerland

Attn: Chief Executive Officer, Vincent Mutel

Fax: +41 22 884 15 56

Phone: +41 22 884 15 55

With a copy to: Chief Financial Officer, Tim Dyer, same address

To OMP                                                  Ortho-McNeil Pharmaceuticals Inc U.S. Route 202

P.O. Box 300

Raritan, New Jersey, USA 08869-0602

Attn: President

Certain confidential information contained in this document, marked by brackets and asterisks, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

With a copy to:                                    Janssen Pharmaceutica, N.V.

Turnhoutseweg 30 B-2340

Beerse, Belguim

Attn: Didier De Chaffoy

Fax: 32 14 60 5625

Phone: 32 14 60 3710

With a copy to:                                    Johnson & Johnson Law Department Europe,

Lenneke Marelaan 6,

1932 St-Stevens Woluwe, Belgium

Any Party hereto may change the address to which notices to such Party are to be sent by giving notice to the other Party at the address and in the manner provided above. Any notice may be given, in addition to the manner set forth above, by telex, facsimile or cable, provided that the Party giving such notice obtains acknowledgment by telex, facsimile or cable that such notice has been received by the Party to be notified. Notices made in this manner shall be deemed to have been given when such acknowledgment has been transmitted. Otherwise, notice shall be deemed to have been given when delivered if personally delivered on a business day, on the fifth (5th) business day after dispatch if sent by a professional courier and on the tenth (10th) business day following the date of mailing if sent by registered or certified mail.

20.10                 Waiver. The failure of either Party to enforce any provision of this Agreement at any time shall not be construed as a present or future waiver of such or any other provision of this Agreement. The express waiver in writing by either Party of any provision or requirement hereunder shall neither be deemed nor operate as a future waiver of such or any other provision or requirement.

20.11                 Modifications. No amendment, waiver or modification of this Agreement shall be valid or binding on either Party unless made in writing and signed by duly authorized representatives of both Parties.

20.12                 Headings. All headings and captions used in this Agreement are for convenience only, and are not intended to have any substantive effect.

20.13                 Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by each Party as a licensor are, and shall otherwise be deemed to be, for purposes of Section 365(n) of Title 11, U.S. Code (the “Bankruptcy Code”), licenses of rights to “intellectual property” as defined under section 101(35A) of the Bankruptcy Code if

Certain confidential information contained in this document, marked by brackets and asterisks, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

the Code applies to this Agreement. The Parties agree that each licensee of such rights under this Agreement, shall retain and may fully exercise all rights and elections it would have in the case of a licensor bankruptcy under the Bankruptcy Code if the Code applies to this Agreement. Each Party agrees during the term of this Agreement to create or maintain current copies, or if not amenable to copying, detailed descriptions or other appropriate embodiments, of all such intellectual property licensed to the other Party to the extent applicable laws permit.

20.14                 Patent Marking. Each Party shall, if applicable, mark and cause its Affiliates and Sublicensees to mark Collaboration Product sold with the appropriate patent numbers of the relevant Patents, provided such marking is required by law or required to assert patent infringement against a Third Party. The foregoing obligation shall be subject to size and space limitations.

20.15                 Anti-Trust Filings.

The Parties shall co-operate fully and comply with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations issues thereunder, to file at OMP’s expense any required Notification and report form with the Federal Trade Commission (FTC) and the Department of Justice (DOJ) in accordance with the rules and regulations with respect to the transactions contemplated under this Agreement. In the event such a filing is required, no payments hereunder shall be due until after expiration of the appropriate waiting period as prescribed by such rules and regulations. In the event this Agreement is not approved by the FTC and DOJ, this Agreement will be modified to comply with such requirements or, if impracticable, terminate and no payments will be due.

IN WITNESS WHEREOF, ADDEX and OMP have caused this instrument to be executed in duplicate by their respective duly authorized officers.

ORTHO-MCNEIL
PHARMACEUTICALS Inc.

Date:

By:
Title:

Certain confidential information contained in this document, marked by brackets and asterisks, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

ADDEX PHARMACEUTICALS Ltd.

Date:

By:
Title:

Certain confidential information contained in this document, marked by brackets and asterisks, has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended.

APPENDIX A

DETAILED RESEARCH PLAN BETWEEN OMP AND ADDEX

[***]

APPENDIX B

[***]

APPENDIX C

1.                                      ARBITRATION PROCEEDINGS

1.1                               Mediation of Disputes

a.              Any dispute, controversy or claim arising out of or related to this agreement, or the interpretation, application, breach, termination or validity thereof, including any claim of inducement by fraud or otherwise, which claim would, but for this provision, be submitted to arbitration shall, before submission to arbitration, first be mediated through non-binding mediation in accordance with [***], except where that procedure conflicts with these provisions, in which case these provisions control. The mediation shall be conducted in [***] and shall be attended by a senior executive with authority to resolve the dispute from each of the operating companies that are parties.

b.              The mediator shall be neutral, independent, disinterested and shall be selected from a professional mediation firm such as [***].

c.               The parties shall promptly confer in an effort to select a mediator by agreement. In the absence of such an agreement within [***] calendar days of initiation of the mediation, the mediator shall be selected by [***] as follows: [***] shall provide the parties with a list of at least [***] names from the [***]. Each party shall exercise challenges for cause, [***] peremptory challenges, and rank the remaining candidates within [***] working calendar days of receiving the [***] list. The parties may together interview the [***] top-ranked candidates for no more than [***] each and, after the interviews, may each exercise one peremptory challenge. The mediator shall be the remaining candidate with the highest aggregate ranking.

d.              The mediator shall confer with the parties to design procedures to conclude the mediation within no more than [***] calendar days after initiation. Under no circumstances may the commencement of arbitration under paragraph 1.1 (a) above be delayed more than [***] calendar days by the mediation process specified herein absent contrary agreement of the parties.

e.               Each party agrees not to use the period or pendency of the mediation to disadvantage the other party procedurally or otherwise. No statements made by either side during the mediation may be used by the other or referred to during any subsequent proceedings.

f.                Each party has the right to pursue provisional relief from any court, such as attachment, preliminary injunction, replevin, etc., to avoid irreparable harm, maintain the status quo, or preserve the subject matter of the arbitration, even though mediation has not been commenced or completed.

1.2                               Arbitration of Dispute Resolution

a.              Any dispute, claim or controversy arising from or related in any way to this Agreement or the interpretation, application, breach, termination or validity thereof, including any claim of inducement of this Agreement by fraud or otherwise, will be submitted for resolution to arbitration pursuant to the rules then pertaining of the [***], except where those rules conflict with these provisions, in which case these provisions control. The arbitration will be held in [***].

b.              The panel shall consist of three arbitrators chosen from the [***] (or, by agreement, from another provider of arbitrators) each of whom is a lawyer with at least 15 years experience with a law firm or corporate law department of over 25 lawyers or who was a judge of a court of general jurisdiction. In the event the aggregate damages sought by the claimant are stated to be less than [***], and the aggregate damages sought by the counterclaimant are stated to be less than [***], and neither side seeks equitable relief; then a single arbitrator shall be chosen, having the same qualifications and experience specified above. Each arbitrator shall be neutral, independent, disinterested, impartial and shall abide by [***]

c.               The parties agree to cooperate (1) to attempt to select the arbitrator(s) by agreement within [***] calendar days of initiation of the arbitration, including jointly interviewing the final candidates, (2) to meet with the arbitrator(s) within [***] calendar days of selection and (3) to agree at that meeting or before upon procedures for discovery and as to the conduct of the hearing which will result in the hearing being concluded within no more than [***] months after selection of the arbitrator(s) and in the award being rendered within [***] calendar days of the conclusion of the hearings, or of any post-hearing briefing, which briefing will be completed by both sides within [***] calendar days after the conclusion of the hearings.

d.              In the event the parties cannot agree upon selection of the arbitrator(s), the [***] will select arbitrator(s) as follows: [***] shall provide the parties with a list of no less than [***] proposed arbitrators ([***] if a single arbitrator is to be selected) having the credentials referenced above. Within [***] calendar days of receiving such list, the parties shall rank at least [***] of the proposed arbitrators on the initial [***] list, after exercising cause challenges. The parties may then interview the [***] candidates ([***] if a single arbitrator is to be selected) with the highest combined rankings for no more than [***] each and, following the interviews, may exercise one peremptory challenge each. The panel will consist of the remaining three candidates (or one, if one arbitrator is to be selected) with the highest combined rankings. In the event these procedures fail to result in selection of the required number of arbitrators, [***] shall select the appropriate number of arbitrators from among the members of the various [***] peremptory challenges each.

e.               In the event the parties cannot agree upon procedures for discovery and conduct of the hearing meeting the schedule set forth in paragraph c above, then the arbitrator(s) shall set dates for the hearing, any post-hearing briefing, and the issuance of the award in accord with the paragraph c schedule. The arbitrator(s) shall provide for discovery according to those time limits, giving recognition to the understanding of the parties that they contemplate reasonable discovery, including document demands and depositions, but that such discovery be limited so that the paragraph c schedule may be met without difficulty. In no event will the arbitrator(s), absent agreement of the parties, allow more than a total of ten calendar days for the hearing or permit either side to obtain more than a total of [***] hours of deposition testimony from all witnesses, including both fact and expert witnesses, or serve more than [***] individual requests for documents, including subparts, or [***] individual requests for admission or interrogatories, including subparts. Multiple hearing calendar days will be scheduled consecutively to the greatest extent possible.

f.                The arbitrator(s) must render their award by application of the substantive law of New Jersey and are not free to apply “amiable compositeur” or “natural justice and equity.” The arbitrator(s) shall render a written opinion setting forth findings of fact and conclusions of law with the reasons therefor stated. A transcript of the evidence adduced at the hearing shall be made and shall, upon request, be made available to either party. The arbitrator(s) shall have power to exclude evidence on grounds of hearsay, prejudice beyond its probative value, redundancy, or irrelevance and no award shall be overturned by reason of such ruling on evidence. To the extent possible, the arbitration hearings and award will be maintained in confidence.

g.               In the event the panel’s award exceeds [***] by agreement or, failing agreement within seven working days, pursuant to the selection procedures specified in paragraph d above. If [***] cannot provide such services, the parties will together select another provider of arbitration services that can. No Appeal Arbitrator shall be selected unless he or she can commit to rendering a decision within [***] calendar days following oral argument as provided in paragraph h. Any such review must be initiated within [***] calendar days following the rendering of the award referenced in f above.

h.              The Appeal Arbitrator will make the same review of the arbitration panel’s ruling and its bases that the U.S. Court of Appeals of the Circuit where the arbitration hearings are held would make of findings of fact and conclusions of law rendered by a district court after a bench trial and then modify, vacate or affirm the arbitration panel’s award or decision accordingly, or remand to the panel for further proceedings. The Appeal Arbitrator will consider only the arbitration panel’s findings of fact and conclusions of law, pertinent portions of the hearing transcript and evidentiary record as submitted by the parties, opening and reply briefs of the party pursuing the review, and the answering brief of the opposing party, plus a total of no more than [***] hours of oral argument evenly divided between the parties. The party seeking review must submit its opening brief and any reply brief within [***] and [***] calendar days, respectively, following the date of the award under review, whereas the opposing party must submit its responsive brief within [***] calendar days of that date. Oral argument shall take place within [***] months after the date of the award under review, and the Appeal Arbitrator shall render a decision within [***] calendar days following oral argument. That decision will be final and not subject to further review, except pursuant to the Federal Arbitration Act.

i.                  The parties consent to the jurisdiction of the Federal District Court for the district in which the arbitration is held for the enforcement of these provisions and the entry of judgment on any award rendered hereunder (including after review by the Appeal Arbitrator where such an appeal is pursued). Should such court for any reason lack jurisdiction, any court with jurisdiction shall act in the same fashion.

j.                 Each party has the right before or, if the arbitrator(s) cannot hear the matter within an acceptable period, during the arbitration to seek and obtain from the appropriate court provisional remedies such as attachment, preliminary injunction, replevin, etc. to avoid irreparable harm, maintain the status quo, or preserve the subject matter of the arbitration.

k.              EACH PARTY HERETO WAIVES ITS RIGHT TO TRIAL OF ANY ISSUE BY JURY.

l.                 EACH PARTY HERETO WAIVES ANY CLAIM TO PUNITIVE, EXEMPLARY OR MULTIPLIED DAMAGES FROM THE OTHER.

m.          EACH PARTY HERETO WAIVES ANY CLAIM OF CONSEQUENTIAL DAMAGES FROM THE OTHER.

n.              EACH PARTY HERETO WAIVES ANY CLAIM FOR ATTORNEYS’ FEES AND COSTS AND PREJUDGMENT INTEREST FROM THE OTHER.

APPENDIX D

[***]

APPENDIX F

JOHNSON & JOHNSON UNIVERSAL CALENDAR (2005)

APPENDIX H

ADDEX PATENTS

ADDEX’s Program Patents as of the Effective Date including but are not limited to.

[***]